Filed pursuant to Rule 424(b)(5)

Registration Statement No. 333-269533

PROSPECTUS SUPPLEMENT

(To Prospectus Dated February 13, 2023)

3,450,000 Shares

Common Stock

We are offering 3,450,000 shares of our common stock, no par value per share.

Our common stock is listed on the Nasdaq Global Select Market, or Nasdaq, under the symbol “FSBC.” The last reported closing price of our common stock on Nasdaq on March 26, 2024 was $22.81 per share.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 and, as a result, are subject to reduced public company disclosure standards. See the section entitled “Prospectus Supplement Summary—Implications of Being an Emerging Growth Company.”

Investing in our common stock involves risks. Before investing in our common stock, you should consider the information under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, on page 2 of the accompanying prospectus and under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which is incorporated herein by reference.

	Per Share	Total(1)
Public offering price	$21.7500	$75,037,500.00
Underwriting discounts and commissions(2)	$1.1963	$4,127,062.50
Proceeds, before expenses, to us	$20.5538	$70,910,437.50

(1)	Assumes no exercise of the underwriters’ option to purchase additional shares described below.
(2)	The underwriters will also be reimbursed for certain expenses incurred in this offering. See “Underwriting” for details.

We have granted the underwriters an option, exercisable not later than 30 days after the date of this prospectus supplement, to purchase up to an additional 517,500 shares of common stock from us on the same terms and conditions set forth above.

None of the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, or the FDIC, the Board of Governors of the Federal Reserve System, or the Federal Reserve, the California Department of Financial Protection and Innovation, or the DFPI, or any other regulatory authority has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Shares of our common stock are not savings accounts, deposits or other obligations of any bank or non-bank subsidiary of Five Star Bancorp. and are not insured or guaranteed by the FDIC or any other governmental agency.

Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.

The underwriters are offering the shares of our common stock as set forth in the “Underwriting” section of the prospectus supplement. The underwriters expect to deliver the shares of common stock in book-entry form only through the facilities of The Depository Trust Company, against payment on or about April 2, 2024.

Bookrunner
Keefe, Bruyette & Woods A Stifel Company

Co-Managers
Stephens Inc.		D.A. Davidson & Co.

Prospectus Supplement dated March 28, 2024.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

i

ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS

This document is composed of two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock, including the price, the number of shares of our common stock being offered, the risks of investing in this offering of our common stock and certain other matters relating to us and our financial condition. This prospectus supplement also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part of this document is the accompanying prospectus, dated February 13, 2023, which is included as part of our shelf registration statement on Form S-3 (File No. 333-269533). That registration statement and the accompanying prospectus provide more general information about securities that we may offer from time to time, some of which may not apply to this offering. It is important for you to read and consider carefully all information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any permitted free writing prospectuses we have authorized for use with respect to this offering before investing in our common stock. See “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” for additional information.

This prospectus supplement, or the information incorporated by reference in this prospectus supplement, may add, update or change information in the accompanying prospectus. If information in this prospectus supplement is inconsistent with the accompanying prospectus, this prospectus supplement will supersede the information in the accompanying prospectus.

In various places in this prospectus supplement and the accompanying prospectus, we refer you to sections of other documents for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus supplement are to captions contained in this prospectus supplement and not in the accompanying prospectus, unless otherwise indicated.

In this prospectus supplement, “we,” “our,” “us,” “Five Star Bancorp” or “the Company” refers to Five Star Bancorp, a California corporation, and our consolidated subsidiaries, including Five Star Bank, a California state-chartered bank, unless the context indicates that we refer only to the parent company, Five Star Bancorp. In this prospectus supplement, the “Bank” refers to Five Star Bank, our banking subsidiary. Unless otherwise indicated, information presented in this prospectus supplement assumes the underwriters’ option to purchase additional shares from us is not exercised.

Neither the Company nor the underwriters have authorized anyone to provide you with any information other than that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or in any free writing prospectus prepared by or on behalf of, the Company, or to which the Company has referred you. Neither the Company nor the underwriters take any responsibility for, or can provide any assurance as to the reliability of, any information that others may give you. If any information in this prospectus supplement is inconsistent with the accompanying prospectus or any document incorporated by reference in this prospectus supplement or the accompanying prospectus, you should rely on the information in this prospectus supplement. You should not assume that the information provided in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement and in the accompanying prospectus is accurate as of any date other than the date of this prospectus supplement or the date of the document in which that information is contained. Our business, financial condition, liquidity, results of operations and prospects may have changed since the date of any document in which such information is contained.

Neither the Company nor the underwriters are offering to sell nor seeking an offer to buy our common stock in any jurisdiction where such offers and sales are not permitted. The distribution of this prospectus supplement and the accompanying prospectus and the offering of our common stock in certain jurisdictions may be restricted by law.

ii

Persons outside the United States who come into possession of this prospectus supplement and the accompanying prospectus must inform themselves about and observe any restrictions relating to the offering of our common stock and the distribution of this prospectus supplement and the accompanying prospectus outside the United States. This prospectus supplement and the accompanying prospectus do not constitute, and may not be used for or in connection with, an offer or solicitation by any person in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not authorized or is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation, and this prospectus supplement and the accompanying prospectus may not be delivered to any person to whom it is unlawful to make such offer or solicitation. See “Underwriting” in this prospectus supplement.

iii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

Our annual, quarterly and current reports and any amendments to those reports are also available over the Internet on our website at www.fivestarbank.com. All internet addresses provided in this prospectus supplement or the accompanying prospectus are for informational purposes only and are not intended to be hyperlinks. In addition, the information on, or accessible through, our website, or any other website described herein, is not a part of, and is not incorporated or deemed to be incorporated by reference in, this prospectus supplement or the accompanying prospectus or other offering materials.

We have filed a shelf registration statement (File No. 333-269533) with the SEC registering the offering of various of our securities, including the shares of our common stock offered by this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus are part of that registration statement. The registration statement may contain additional information that may be important to you. Statements contained in this prospectus supplement and the accompanying prospectus as to the contents of any contract or other document referred to, or incorporated by reference, in this prospectus supplement and the accompanying prospectus are not necessarily complete and, where that contract or document is an exhibit to the registration statement, each statement is qualified in all respects by the exhibit to which the reference relates. You may obtain from the SEC copies of the registration statement and the related exhibits that we filed with the SEC.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus supplement and the accompanying prospectus. This means that we can disclose important information to you by referring you to another document. Any information incorporated by reference into this prospectus supplement and the accompanying prospectus is considered a part of the information contained herein and therein. We are incorporating by reference in this prospectus supplement, and have incorporated by reference in the accompanying prospectus, the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, except in each case as to any portion of any report or document that is deemed furnished to the SEC and not deemed filed under such provisions:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on February 23, 2024;
•	the information specifically incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 5, 2023; and
•	the description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-255143), which was incorporated by reference into our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Exchange Act, on May 3, 2021, including any amendment or report filed with the SEC for purposes of updating such description.

The information contained in this prospectus supplement and the accompanying prospectus will be updated and supplemented by the information contained in the filings we make with the SEC in the future and that are incorporated by reference into this prospectus supplement and the accompanying prospectus as described above. The information contained in those future filings will be considered to be part of this prospectus supplement and the accompanying prospectus and will automatically update and supersede, as appropriate, the information contained in this prospectus supplement and the accompanying prospectus and contained in the filings previously filed with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus.

Upon written or oral request, we will provide, without charge, to each person to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. You may request a free copy of these filings by writing or telephoning us at the following address:

Five Star Bancorp

Attention: Heather Luck

3100 Zinfandel Drive, Suite 100

Rancho Cordova, California 95670

Telephone: (916) 626-5008

SPECIAL CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements represent plans, estimates, objectives, goals, guidelines, expectations, intentions, projections, and statements of our beliefs concerning future events, business plans, objectives, expected operating results, and the assumptions upon which those statements are based. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate, or imply future results, performance, or achievements, and are typically identified with words such as “may,” “could,” “should,” “will,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “aim,” “intend,” “plan,” or words or phases of similar meaning. To the extent that this discussion describes prior performance, the descriptions relate only to the periods listed, which may not be indicative of our future financial outcomes. We caution that the forward-looking statements are based largely on our expectations and are subject to a number of known and unknown risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. Such forward-looking statements are based on various assumptions (some of which may be beyond our control) and are subject to risks and uncertainties, which change over time, and other factors which could cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to:

•	risks related to the concentration of our business in California, and specifically within Northern California, including risks associated with any downturn in the real estate sector;
•	changes in market interest rates that affect the pricing of our loans and deposits, our net interest income, and our borrowers’ ability to repay loans;
•	changes in the U.S. economy, including an economic slowdown, inflation, deflation, housing prices, employment levels, rate of growth, and general business conditions;
•	uncertain market conditions and economic trends nationally, regionally, and particularly in Northern California and California;
•	the soundness of other financial institutions and the impacts related to or resulting from bank failures and other economic and industry volatility, including increased regulatory requirements and costs and potential impacts to macroeconomic conditions;
•	the impact of recent and future legislative and regulatory changes, including changes in banking, securities, and tax laws and regulations and their application by our regulators, and economic stimulus programs;
•	the effects of increased competition from a wide variety of local, regional, national, and other providers of financial and investment services;
•	the risks associated with our loan portfolios, and specifically with our commercial real estate loans;
•	our ability to maintain adequate liquidity and to maintain capital necessary to fund our growth strategy and operations and to satisfy minimum regulatory capital levels;
•	risks related to our strategic focus on lending to small to medium-sized businesses;
•	the sufficiency of the assumptions and estimates we make in establishing reserves for potential credit losses and the value of loan collateral and securities;
•	our level of nonperforming assets and the costs associated with resolving problem loans, if any, and complying with government-imposed foreclosure moratoriums;

•	our ability to comply with various governmental and regulatory requirements applicable to financial institutions, including supervisory actions by federal and state banking agencies;
•	governmental monetary and fiscal policies, including the policies of the Federal Reserve;
•	risks associated with unauthorized access, cybersecurity breaches, cyber-crime, and other threats and disruptions to data security;
•	our ability to implement, maintain, and improve effective risk management framework, disclosure controls and procedures and internal controls over financial reporting;
•	our ability to adopt and successfully integrate new initiatives or technologies into our business in a strategic manner;
•	our ability to attract and retain executive officers and key employees and their customer and community relationships;
•	the impact of any future U.S. federal government shutdown and uncertainty regarding the U.S. federal government’s debt limit and credit rating;
•	the occurrence or impact of climate change or natural or man-made disasters or calamities, such as wildfires, droughts, mudslides, floods, and earthquakes, and particularly in Northern California and California;
•	changes in and impact of local, regional and global business, economic and political conditions and geopolitical events, such as pandemics, civil unrest, wars and acts of terrorism;
•	our use of the net proceeds from this offering; and
•	other factors that are discussed in the section entitled “Risk Factors.”

The foregoing factors could cause results or performance to materially differ from those expressed in our forward-looking statements, should not be considered exhaustive, and should be read together with other cautionary statements that are included in this prospectus supplement, in the accompanying prospectus and in the documents incorporated herein by reference, including in our Annual Report on Form 10-K for the year ended December 31, 2023 and other filings we may make with the SEC, copies of which are available from us at no charge. New risks and uncertainties may emerge from time to time, and it is not possible for us to predict their occurrence or how they will affect us. If one or more of the factors affecting our forward-looking information and statements proves incorrect, then our actual results, performance, or achievements could differ materially from those expressed in, or implied by, forward-looking information and statements contained in this prospectus supplement. Therefore, we caution you not to place undue reliance on our forward-looking information and statements. We disclaim any duty to revise or update the forward-looking statements, whether written or oral, to reflect actual results or changes in the factors affecting the forward-looking statements, except as specifically required by law.

PROSPECTUS SUPPLEMENT SUMMARY

The following summary provides a brief overview of certain information appearing elsewhere in this prospectus supplement and the documents incorporated by reference herein, which are described under “Incorporation of Certain Documents by Reference.” Because it is a summary, it does not contain all the information that may be important to you. Before making an investment decision, you should read this entire prospectus supplement and the accompanying prospectus carefully, including the section entitled “Risk Factors” in this prospectus supplement, and the documents incorporated by reference herein and in the accompanying prospectus, including the financial statements and the accompanying notes contained in such documents.

Five Star Bancorp

Headquartered in the greater Sacramento metropolitan area of California, Five Star Bancorp is a bank holding company that operates through its wholly owned subsidiary, Five Star Bank, a California state-chartered non-member bank. We provide a broad range of banking products and services to small and medium-sized businesses, professionals, and individuals primarily in Northern California through seven branch offices. We expect to open a full service branch in downtown San Francisco in the second half of 2024. Our mission is to strive to become the top business bank in all markets we serve through exceptional service, deep connectivity, and customer empathy. We are dedicated to serving real estate, agricultural, faith-based, and small to medium-sized enterprises. We aim to consistently deliver value that meets or exceeds the expectations of our shareholders, customers, employees, business partners, and community. We refer to our mission as “purpose-driven and integrity-centered banking.” As of December 31, 2023, we had total assets of $3.6 billion, total loans held for investment, net of allowance for credit losses, of $3.0 billion, and total deposits of $3.0 billion.

We are regulated by the FDIC, the Federal Reserve, the DFPI, and other regulatory agencies. See the section entitled “Supervision and Regulation” in our Annual Report on Form 10-K for the year ended December 31, 2023 for more information.

Our principal executive office is located at 3100 Zinfandel Drive, Suite 100, Rancho Cordova, CA 95670, and our telephone number is (916) 626-5000. Our common stock is traded on Nasdaq under the symbol “FSBC”. Additional information about us and our subsidiaries may be found in the documents incorporated by reference into this prospectus supplement. See “Where You Can Find More Information.”

Recent Developments

Financial Highlights for the Two-Month Period Ended February 29, 2024

The following presents certain unaudited financial information as of and for the two-month period ended February 29, 2024. Our first quarter of 2024 has not yet concluded and the following results are preliminary in nature and based upon currently available information. In the opinion of management, such unaudited financial information includes all adjustments (consisting of normal recurring adjustments) necessary for a fair presentation of our financial position and results of operations for such periods, but may not include normal quarter-end adjustments. These results are also subject to further revision based upon final actual results for the entire quarter ending March 31, 2024, our review and the review of our independent auditors of such quarterly results and an audit by our independent auditors of our annual results for the year ended December 31, 2024. Therefore, no assurance can be given that, upon completion of our review and the review of our independent auditors, we will not report materially different financial results than those set forth below. In addition, we cannot assure you our results for this period will be indicative of our results for the entire quarter ending March 31, 2024 or for the entire year ending December 31, 2024.

Financial Results (unaudited)

	Two months ended
(in thousands)	February 29, 2024	November 30, 2023	February 28, 2023
Net interest income	$17,726	$17,716	$19,219
Provision for credit losses	300	800	900
Non-interest income	660	1,199	745
Non-interest expense	8,381	8,534	7,267
Provision for income taxes	3,000	2,780	3,350
Net income	$6,705	$6,801	$8,447
Net interest margin	3.12%	3.21%	3.78%

Balance Sheet Summary (unaudited)

(in thousands)	February 29, 2024	December 31, 2023
Selected financial condition data:
Total assets	$3,430,682	$3,593,125
Total loans held for investment	3,063,803	3,081,719
Total investments	107,918	111,160
Total liabilities	3,142,790	3,307,351
Total deposits	3,031,071	3,026,896
Total shareholders’ equity	287,892	285,774

Selected Ratios (unaudited)

(in thousands)	February 29, 2024	December 31, 2023
Non-performing assets to total assets	0.06%	0.05%
Common equity Tier 1 capital ratio	9.19%	9.07%
Tier 1 leverage ratio	8.53%	8.73%

Implications of Being an Emerging Growth Company

We qualify as an “emerging growth company” under the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An emerging growth company may take advantage of reduced reporting requirements and is relieved of certain other significant requirements that are otherwise generally applicable to public companies. Among other factors, as an emerging growth company:

•	we may present only two years of audited financial statements and discuss only our results of operations for two years in “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively;
•	we are exempt from the requirement to provide an opinion from our auditors on the design and operating effectiveness of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002, as amended;
•	we may choose not to comply with any new requirements adopted by the Public Company Accounting Oversight Board requiring mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and our audited financial statements;

•	we are permitted to provide less extensive disclosure regarding our executive compensation arrangements pursuant to the rules applicable to smaller reporting companies, which means we are not required to include a compensation discussion and analysis and other disclosures regarding our executive compensation in our Annual Reports on Form 10-K; and
•	we are not required to hold nonbinding advisory votes on executive compensation or golden parachute arrangements.

We have taken advantage of some of these provisions since our initial public offering and may continue to take advantage of these provisions for up to five years (through May 2026) unless we earlier cease to qualify as an emerging growth company. We would cease to be an emerging growth company upon the earliest of: (i) the first fiscal year following the fifth anniversary of our initial public offering; (ii) the first fiscal year after our annual gross revenues are $1.235 billion or more; (iii) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (iv) the date on which we are deemed to be a large accelerated filer under the rules of the SEC. We have elected to adopt the reduced disclosure requirements described above regarding the number of periods for which we are providing audited financial statements and selected financial data, and our executive compensation arrangements. In addition, we take advantage of the reduced reporting and other requirements under the JOBS Act with respect to the periodic reports we file with the SEC and proxy statements that we use to solicit proxies from our shareholders. Accordingly, the information contained herein may be different than the information you receive from other public companies in which you invest.

The JOBS Act exempts emerging growth companies from compliance with new or revised financial accounting standards until private companies (that is, those that have not had a registration statement declared effective under the Securities Act of 1933, as amended, or the Securities Act, or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of this extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. As such, our consolidated financial statements may not be comparable with those of a public company that is not an emerging growth company, or those of a public company that is an emerging growth company that has opted out of using the extended transition period, because of the potential differences in accounting standards used.

THE OFFERING

Issuer	Five Star Bancorp

Shares of common stock offered by us	3,450,000 shares (or 3,967,500 shares if the underwriters exercise in full their option to purchase additional shares).

Shares of common stock to be outstanding after the offering	20,706,989 shares (or 21,224,489 shares if the underwriters exercise in full their option to purchase additional shares).

Public offering price per share	$21.75

Use of proceeds	We intend to use the net proceeds from this offering for general corporate purposes and to support our continued growth, including through investments in the Bank to pursue growth opportunities, and for working capital.

Indication of interest	Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.

Risk factors	You should carefully read and consider the information set forth under the heading “Risk Factors” beginning on page S-9 in this prospectus supplement and the accompanying prospectus, and under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which is incorporated by reference into this prospectus supplement, along with all other information included in and incorporated by reference into this prospectus supplement and the accompanying prospectus before deciding to invest in our common stock.

Lock-up agreements	We, each of our executive officers, and directors have entered into lock-up agreements, which restrict such persons from engaging in certain transactions in our securities during the Lock-Up Period (as defined below) without the consent of the underwriters. See “Underwriting—Lock-Up Agreements” in this prospectus supplement.

Listing and trading symbol	Our common stock is traded on Nasdaq under the symbol “FSBC”.

Unless otherwise noted, references in this prospectus supplement to the number of shares of our common stock outstanding after this offering are based on 17,256,989 shares of our common stock issued and outstanding as of December 31, 2023. Except as otherwise indicated, the information in this prospectus supplement:
•	includes 69,338 unvested restricted shares outstanding as of December 31, 2023;
•	excludes 1,504,761 shares of our common stock reserved for issuance under the Five Star Bancorp 2021 Equity Incentive Plan, or the Equity Plan, as of December 31, 2023;
•	assumes no exercise of the underwriters’ option to purchase additional shares of our common stock; and
•	does not attribute to any director or executive officer any purchases of shares of our common stock in this offering.

RISK FACTORS

An investment in our common stock involves a significant degree of risk. The material risks and uncertainties that management believes affect us are described below. Before you decide to invest in our common stock, you should carefully read and consider all of the information contained in this prospectus supplement, including the risks and uncertainties described below and under “Special Cautionary Note Regarding Forward-Looking Statements” in this prospectus supplement, and the other documents incorporated by reference into this prospectus supplement, including the risks and uncertainties described under “Risk Factors” in the accompanying prospectus and our Annual Report on Form 10-K for the year ended December 31, 2023. Any of these risks, if they are realized, could have an adverse effect on our business, financial condition and results of operations, and consequently, the value of our common stock. In any such case, you could lose all or a portion of your original investment. Further, additional risks and uncertainties not currently known to us or that we currently believe to be immaterial may also adversely affect us. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. See the section entitled “Special Cautionary Note Regarding Forward-Looking Statements.”

Risks Related to an Investment in Our Common Stock and the Offering

Future sales or the possibility of future sales of our common stock could depress the market price of our common stock.

Our amended and restated articles of incorporation authorize us to issue up to 100,000,000 shares of common stock. Following the completion of this offering, we will have issued and outstanding 20,706,989 shares of our common stock (or 21,224,489 shares if the underwriters exercise their option to purchase additional shares in full), a significant portion of which will be freely transferable without restriction or further registration under the Securities Act. We and our executive officers and our directors holding, in the aggregate, 4,358,467 shares of our common stock as of December 31, 2023 (representing approximately 25.3% of our outstanding shares of common stock as of such date), have agreed not to sell any shares of our common stock for a period of 90 days from the date of this prospectus supplement, or the Lock-Up Period, subject to certain exceptions. See the section entitled “Underwriting.” Following the expiration of the Lock-Up Period, all of these shares will be eligible for resale under Rule 144 of the Securities Act, subject to any applicable holding period requirements and volume limitations. In addition, the underwriters, at any time and without notice, may release all or any portion of the common stock subject to such lock-up restrictions. The remaining shares of our common stock outstanding prior to this offering are not subject to lock-up agreements and they may be freely resold at any time, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The shares of our common stock being offered and sold in this offering will also generally be available for resale into the public markets. See the section entitled “Underwriting.”

We may also issue additional shares in the future for various purposes without any action or approval by our shareholders, and these shares, once issued, will be available for sale into the public market, subject to the restrictions described in this prospectus supplement, if applicable, for affiliate holders. The market price for our common stock may decline significantly when the restrictions on resale by our existing shareholders lapse. Actual or anticipated issuances or sales of substantial additional amounts of our common stock following this offering could cause the market price of our common stock to decline significantly and make it more difficult for us to sell equity or equity-related securities in the future on favorable terms, or at all. We cannot predict the size of future issuances of our common stock or the effect, if any, that future issuances and sales of our common stock will have on the market price of our common stock. Sales of substantial amounts of our common stock, or the perception that such sales could occur, may adversely affect prevailing market prices for our common stock. Further, a decline in the market price of our common stock might impede our ability to raise capital through the issuance of additional common stock or other equity securities.

The market price of our common stock may be volatile, and we may not be able to meet investor or analyst expectations. You may not be able to resell your shares at or above the price you paid and may lose part or all of your investment as a result.

Our stock price has fluctuated from a low of $18.21 to a high of $31.92 between our initial public offering and March 26, 2024. Volatility in the market price of our common stock may negatively impact the price at which our common stock may be sold and may also negatively impact the timing of any sale. The market price of our common stock may continue to fluctuate widely in response to a variety of factors including the risk factors described herein and, among other things:

•	actual or anticipated variations in quarterly or annual operating results, financial conditions, or credit quality;
•	changes in business or economic conditions;
•	changes in accounting standards, policies, guidance, interpretations, or principles;
•	changes in recommendations or research reports about us or the financial services industry in general published by securities analysts;
•	the failure of securities analysts to cover, or to continue to cover, us;
•	changes in financial estimates or publication of research reports and recommendations by financial analysts or actions taken by rating agencies with respect to us or other financial institutions;
•	news reports relating to trends, concerns, and other issues in the financial services industry;
•	reports related to the impact of natural or man-made disasters in our market;
•	perceptions in the marketplace regarding us and or our competitors;
•	sudden increases in the demand for our common stock, including as a result of any “short squeezes”;
•	significant acquisitions or business combinations, strategic partnerships, joint ventures, or capital commitments by or involving us or our competitors;
•	additional investments from third parties;
•	additions or departures of key personnel;
•	future sales or issuance of additional shares of our common stock;
•	fluctuations in the market price of our common stock and operating results of our competitors;
•	changes or proposed changes in laws or regulations, or differing interpretations thereof, affecting our business, or enforcement of these laws or regulations;
•	new technology used, or services offered, by competitors;
•	additional investments from third parties; or
•	geopolitical conditions such as acts or threats of terrorism, pandemics, or military conflicts.

In particular, the realization of any of the risks described in this section or under the heading “Part I. Item IA. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which is incorporated herein by reference, could have an adverse effect on the market price of our common stock and cause the value of your investment to decline. In addition, the stock market in general has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. These broad market fluctuations may adversely affect the market price of our common stock over the short, medium or long term, regardless of our actual performance. If the market price of our common stock reaches an elevated level following this offering, it may materially and rapidly decline. In the past, following periods of volatility in the market price of a company’s securities, shareholders have often instituted securities class action litigation. If we were to be involved in a class action lawsuit, it could divert the attention of our senior management and could adversely affect our business, financial condition and results of operations.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, or change their recommendations regarding our common stock or if our operating results do not meet their expectations, the market price of our common stock and trading volume could decline.

The trading market for our common stock depends in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who covers us downgrades our stock or publishes inaccurate or unfavorable research about our business, or our operating results do not meet their expectations, either absolutely or relative to our competitors, the market price of our common stock would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, we could lose visibility in the financial markets, which in turn could cause the market price of our common stock or trading volume to decline. If we fail to meet the expectations of analysts for our operating results, the market price of our common stock would likely decline. If one or more of these analysts ceases coverage of us or fails to publish reports on us regularly, demand for our stock could decrease, which could cause the market price of our common stock and trading volume to decline.

We depend on the Bank for cash flow, and the Bank’s ability to make cash distributions is restricted, which could impact our ability to satisfy its obligations.

We are a bank holding company with no material activities other than activities incidental to holding the common stock of the Bank. Our principal source of funds to pay distributions on our common stock and service any of our obligations, other than further issuances of securities, is dividends received from the Bank. The holding company, Five Star Bancorp, is a legal entity separate and distinct from the Bank. Furthermore, the Bank is not obligated to pay dividends to us, and any dividends paid to us would depend on the earnings or financial condition of the Bank, various business considerations, and applicable law and regulation. As is generally the case for banking institutions, the profitability of the Bank is subject to the fluctuating cost and availability of money, changes in interest rates, and economic conditions in general. In addition, various federal and state statutes and regulations limit the amount of dividends that the Bank may pay to us without regulatory approval.

Our dividend policy may change without notice, we may not pay dividends on our common stock in the future, and our ability to pay dividends is subject to certain restrictions.

We have paid cash dividends on our common stock in every quarter since January 2002, with the exception of the third and fourth quarters of 2009 and all quarters of 2010. On January 19, 2024, we announced the declaration of a quarterly cash dividend of $0.20 per share on our outstanding common stock. The dividend was paid on February 12, 2024 to shareholders of record as of the close of business on February 5, 2024.

Holders of our common stock are entitled to receive only such dividends as our board of directors may declare out of funds legally available for such payments. Our board of directors may, in its sole discretion, change the amount or frequency of dividends or discontinue the payment of dividends entirely. The timing, declaration, amount and payment of future cash dividends, if any, will be within the discretion of our board of directors and will depend upon then-existing conditions, including our results of operations, financial condition, capital requirements, investment opportunities, growth opportunities, any legal, regulatory, contractual or other limitations on our ability to pay dividends and other factors our board of directors may deem relevant. In addition, we are a bank holding company, and our ability to declare and pay dividends is dependent on federal regulatory considerations, including the guidelines of the Federal Reserve regarding capital adequacy and dividends. It is the policy of the Federal Reserve that bank holding companies should generally pay dividends on common stock only out of earnings, and only if prospective earnings retention is consistent with the organization’s expected future needs, asset quality and financial condition, and that bank holding companies should inform and consult with the Federal Reserve in advance of declaring and paying a dividend that exceeds earnings for the period for which the dividend is being paid. Any future payment of dividends will depend on the Bank’s ability to make distributions and payments to the Company, as these distributions and payments are our principal source of funds to pay dividends. The Bank is also subject to various legal, regulatory and other restrictions on its ability to make distributions and payments to the Company. In addition, in the future, we may enter into borrowing or other contractual arrangements that restrict our ability to pay dividends. As a consequence of these various limitations and restrictions, we may not be able to make, or may have to reduce or eliminate, the payment of dividends on our common stock. Any change in the level of our dividends or the suspension of the payment thereof could have an adverse effect on the market price of our common stock. See also “Item 1. Business—Supervision and Regulation—Payment of Dividends” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference into this prospectus supplement.

The holders of our debt obligations and preferred stock will have priority over our common stock with respect to payment in the event of liquidation, dissolution or winding up and with respect to the payment of interest and dividends.

In any liquidation, dissolution or winding up of the Company, our common stock would rank below all claims of debt holders against us as well as any preferred stock that has been issued. As of December 31, 2023, we had outstanding an aggregate of $75 million of subordinated notes and we did not have any outstanding preferred stock or trust preferred securities. We could incur future debt obligations or issue preferred stock in the future to raise additional capital. In such event, holders of our common stock will not be entitled to receive any payment or other distribution of assets upon the liquidation, dissolution or winding up of the Company until after all of our obligations to the debt holders are satisfied and holders of subordinated debt and senior equity securities, including preferred shares, if any, have received any payment or distribution due to them. In addition, we are required to pay interest on the subordinated notes and dividends on the trust preferred securities and preferred stock before we are able to pay any dividends on our common stock. Since any decision to issue debt securities or incur other borrowings in the future will depend on market conditions and other factors beyond our control, the amount, timing, nature or success of our future capital raising efforts is uncertain. Thus, holders of our common stock bear the risk that our future issuances of debt securities or our incurrence of other borrowings will negatively affect the market price of our common stock.

Our management will have broad discretion in allocating the net proceeds of the offering. Our failure to effectively utilize such net proceeds may have an adverse effect on our financial performance and the value of our common stock.

We intend to use the net proceeds from this offering for general corporate purposes and to support our continued growth, including through investments in the Bank to pursue growth opportunities, and for working capital. However, we are not required to apply any portion of the net proceeds of this offering for any particular purpose and our management could use the proceeds for purposes other than those contemplated at the time of this offering. Accordingly, our management will have broad discretion in the application of the net proceeds from this offering, and you will be relying on the judgment of our management regarding the application of these proceeds. You will not have the opportunity, as part of your investment decision, to assess whether we are using the proceeds appropriately. Our management might not apply our net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance shareholder value, we may fail to achieve expected financial results, which could cause the market price of our stock to decline.

California law and the provisions of our amended and restated articles of incorporation and amended and restated bylaws may have an anti-takeover effect, and there are substantial regulatory limitations on changes of control of bank holding companies.

California corporate law and provisions of our amended and restated articles of incorporation and our amended and restated bylaws could make it more difficult for a third party to acquire us, even if doing so would be perceived to be beneficial by our shareholders. Furthermore, with certain limited exceptions, federal regulations prohibit a person or company or a group of persons deemed to be “acting in concert” from, directly or indirectly, acquiring 10% or more (5% or more if the acquirer is a bank holding company) of any class of our voting stock or obtaining the ability to control in any manner the election of a majority of our directors or otherwise direct the management or policies of our Company without prior notice or application to and the approval of the Federal Reserve. Accordingly, prospective investors must comply with these requirements, if applicable, in connection with any purchase of shares of our common stock. Collectively, provisions of our amended and restated articles of incorporation and amended and restated bylaws and other statutory and regulatory provisions may delay, prevent, or deter a merger, acquisition, tender offer, proxy contest, or other transaction that might otherwise result in our shareholders receiving a premium over the market price for their common stock. Moreover, the combination of these provisions effectively inhibits certain business combinations, which, in turn, could adversely affect the market price of our common stock.

An investment in our common stock is not an insured deposit and is not guaranteed by the FDIC, so you could lose some or all of your investment.

An investment in our common stock is not a bank deposit and, therefore, is not insured against loss or guaranteed by the FDIC, any other deposit insurance fund or by any other public or private entity. Investment in our common stock is inherently risky for the reasons described herein, and is subject to the same market forces that affect the price of common stock in any company. As a result, if you acquire our common stock, you could lose some or all of your investment.

Risks Relating to Our Business and our Industry and Regulation

For risks associated with our business and industry, see the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023 which is incorporated into this prospectus supplement by reference, as the same may be updated from time to time prior to the completion of this offering by our future filings under the Exchange Act.

USE OF PROCEEDS

We estimate that the net proceeds to us from this offering will be approximately $70.2 million, or approximately $80.8 million if the underwriters exercise in full their option to purchase additional shares, in each case, after deducting underwriting discounts and commissions and the estimated offering expenses payable by us.

We intend to use the net proceeds from this offering for general corporate purposes and to support our continued growth, including through investments in the Bank to pursue growth opportunities, and for working capital.

Our board of directors and management will have broad discretion in the application of the net proceeds from this offering, and investors will be relying on the judgment of our board of directors and management with regard to the use of these net proceeds. Pending the use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term liquid instruments.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2023:

•	on an actual basis; and
•	on an as adjusted basis to reflect the sale of 3,450,000 shares of our common stock offered by us at the public offering price of $21.75 per share in this offering, after deducting the underwriting discount and our estimated offering expenses (assuming the underwriters’ option to purchase additional shares from us is not exercised).

This table should be read in conjunction with, and is qualified in its entirety by reference to, the information appearing under “Use of Proceeds” included elsewhere in this prospectus supplement, our historical financial statements and related notes incorporated by reference into this prospectus supplement.

	As of December 31, 2023
(Dollars in thousands)	Actual	As Adjusted
Borrowings:
Subordinated notes (due 2032)	$73,749	$73,749

Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized; zero issued and outstanding	—	—
Common stock, no par value; 100,000,000 shares authorized; 17,256,989 shares issued and outstanding - actual and 20,706,989 shares issued and outstanding - as adjusted	220,505	290,665
Retained earnings	77,036	77,036
Accumulated other comprehensive loss, net	(11,767)	(11,767)
Total shareholders’ equity	285,774	$355,934

Total capitalization	$359,523	$429,683
Capital ratios:
Total capital (to risk-weighted assets)	12.30%	14.43%
Tier 1 capital (to risk-weighted assets)	9.07%	11.21%
Common equity Tier 1 capital (to risk-weighted assets)	9.07%	11.21%
Tier 1 leverage	8.73%	10.77%
Total shareholders’ equity to total assets	7.95%	9.91%

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS TO NON-U.S. HOLDERS

The following discussion is a summary of the material U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock by Non-U.S. Holders (as defined below) that acquire our common stock in this offering and hold it as a capital asset. This discussion does not purport to be a complete analysis of all potential tax effects. The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. This discussion is based on the United States Internal Revenue Code of 1986, as amended, or the Code, Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the Internal Revenue Service, or the IRS, in each case in effect as of the date of this prospectus supplement. These authorities may change or be subject to differing interpretations at any time. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a Non-U.S. Holder of our common stock. We have not sought and will not seek any rulings from the IRS regarding the statements made and the conclusions reached in the discussion below. There can be no assurance the IRS or a court will agree with our position discussed below regarding the U.S. federal income tax consequences of the purchase, ownership and disposition of our common stock. We cannot assure you that a change in law will not significantly alter the tax considerations described in this discussion.

This discussion does not address all U.S. federal income tax consequences relevant to a Non-U.S. Holder’s particular circumstances, including the alternative minimum tax and the impact of the Medicare contribution tax on net investment income. In addition, it does not address consequences relevant to Non-U.S. Holders subject to special rules, including, without limitation:

•	U.S. expatriates and former citizens or long-term residents of the United States;
•	persons who have elected to mark securities to market or who hold our common stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
•	banks, insurance companies, and other financial institutions;
•	brokers, dealers or traders in securities;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	tax-exempt organizations, pension plans, tax-qualified retirement plans, or governmental organizations; and
•	persons deemed to sell our common stock under the constructive sale provisions of the Code.

If an entity treated as a partnership for U.S. federal income tax purposes holds our common stock, the tax treatment of a partner in the partnership will depend on the status of the partner and the activities of the partnership. Accordingly, partnerships holding our common stock and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences to them.

THIS DISCUSSION IS FOR INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. INVESTORS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL OR NON-U.S. TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Definition of a Non-U.S. Holder

For purposes of this discussion, a “Non-U.S. Holder” is any beneficial owner of our common stock that is for U.S. federal income tax purposes:

•	a non-resident alien;
•	a foreign corporation (or any other entity treated as a corporation for U.S. federal income tax purposes);
•	an estate, the income of which is not subject to U.S. federal income taxation regardless of its source; or
•	a trust that does not have in effect a valid election under the U.S. Treasury Regulations, to be treated as a United States person and either (i) no court within the United States is able to exercise primary supervision over the trust’s administration or (ii) no “United States person” (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of that trust.

Distributions on Common Stock

Distributions of cash or property on our common stock will generally constitute dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Amounts not treated as dividends for U.S. federal income tax purposes will first constitute a tax-free return of capital to the extent of a Non-U.S. Holder’s adjusted tax basis in its common stock and thereafter capital gain, which is subject to the tax treatment described below in the section entitled “—Sale or Other Taxable Disposition”.

Subject to the discussion below in the sections entitled “—Information Reporting and Backup Withholding” and “—FATCA Withholding” and the discussion below on effectively connected income, dividends paid to a Non-U.S. Holder will generally be subject to U.S. federal withholding tax at a rate of 30% of the gross amount of the dividends or such lower rate specified by an applicable income tax treaty. To receive a reduced withholding rate, a Non-U.S. Holder must furnish a valid IRS Form W-8BEN or W-8BEN-E (or other applicable documentation) certifying qualification for the lower treaty rate. A Non-U.S. Holder that holds our common stock through a financial institution or other agent will be required to provide appropriate documentation to the financial institution or other agent, which then will be required to provide certification to us or our paying agent either directly or through other intermediaries. A Non-U.S. Holder that does not timely furnish the required documentation, but that qualifies for a reduced income tax treaty rate, may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

If dividends paid to a Non-U.S. Holder are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States), the Non-U.S. Holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. Holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States.

Any such effectively connected dividends will be subject to U.S. federal income tax on a net income basis at the regular rates that also apply to U.S. persons. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected dividends, as adjusted for certain items. Non-U.S. Holders should consult their tax advisors regarding any applicable tax treaties that may provide for different rules.

Sale or Other Taxable Disposition

Subject to the discussion below under “–Information Reporting and Backup Withholding” and “–FATCA Withholding,” a Non-U.S. Holder generally will not be subject to U.S. federal income tax or withholding tax on any gain realized upon the sale or other taxable disposition of our common stock unless:

•	the gain is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, as provided by an applicable income tax treaty, attributable to a permanent establishment or fixed base maintained by the Non-U.S. Holder in the United States);
•	the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met; or
•	we are or have been a U.S. real property holding corporation, or USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding such disposition or such Non-U.S. Holder’s holding period for our common stock, or the relevant period, and the Non-U.S. Holder (i) disposes of our common stock during a calendar year when our common stock is no longer regularly traded on an established securities market or (ii) owned (directly, indirectly and constructively) more than 5% of our common stock at any time during the relevant period.

Gain described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates in the same manner as if such holder were a resident of the United States. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.

Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder for the year, provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.

With respect to the third bullet point above, we believe we currently are not, and do not anticipate becoming, a USRPHC. Because the determination of whether we are a USRPHC depends, however, on the fair market value of our United States real property interests as defined in the Code relative to the fair market value of our non-U.S. real property interests and our other business assets, there can be no assurance we currently are not a USRPHC or will not become one in the future. Gain from a disposition of our common stock described in the third bullet point above will be subject to tax generally as if the gain were effectively connected with the conduct of a trade or business in the United States, except that the “branch profits tax” will not apply.

Information Reporting and Backup Withholding

Payments of dividends on our common stock and the payment of the proceeds from the sale of our common stock effected at a U.S. office of a broker generally will not be subject to backup withholding and the payment of proceeds from the sale of our common stock effected at a U.S. office of a broker will generally not be subject to information reporting, provided the applicable withholding agent does not have actual knowledge or reason to know the Non-U.S. Holder is a United States person and the Non-U.S. Holder either certifies its non-U.S. status, such as by furnishing a valid IRS Form W-8BEN or W-8BEN-E or other documentation upon which it may rely to treat the payments as made to a non-U.S. person in accordance with Treasury Regulations or otherwise establishes an exemption.

However, we are required to file information returns with the IRS in connection with any distribution on our common stock paid to the Non-U.S. Holder, regardless of whether any tax was actually withheld. Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which the Non-U.S. Holder resides or is established.

Payment of the proceeds from the sale of our common stock effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of our common stock by a Non-U.S. Holder that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if (i) the proceeds are transferred to an account maintained by the Non-U.S. Holder in the United States, (ii) the payment of proceeds or the confirmation of the sale is mailed to the Non-U.S. Holder at a U.S. address or (iii) the sale has some other specified connection with the United States as provided in the Treasury Regulations, unless, in each case, the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or the Non-U.S. Holder otherwise establishes an exemption.

In addition, a sale of our common stock will be subject to information reporting if it is effected at a foreign office of a broker that is (i) a United States person, (ii) a “controlled foreign corporation” for U.S. federal income tax purposes, (iii) a foreign person 50% or more of whose gross income is effectively connected with the conduct of a U.S. trade or business for a specified three-year period or (iv) a foreign partnership, if at any time during its tax year (a) one or more of its partners are “U.S. persons,” as defined in the Treasury Regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership or (b) such foreign partnership is engaged in the conduct of a trade or business in the United States, in each case unless the broker does not have actual knowledge or reason to know that the holder is a United States person and the documentation requirements described above are met or an exemption is otherwise established. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that the holder is a United States person.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a Non-U.S. Holder’s U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

FATCA Withholding

Sections 1471 through 1474 of the Code and the Treasury Regulations issued thereunder (commonly referred to as the Foreign Account Tax Compliance Act, or FATCA) impose a 30% withholding tax on dividends paid on our shares to, and (subject to the proposed Treasury Regulations discussed below) the gross proceeds derived from the sale or other disposition of our shares by, a foreign entity if the foreign entity is:

•	a “foreign financial institution” (as defined under FATCA) that does not furnish proper documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA withholding or (ii) its compliance (or deemed compliance) with specified due diligence, reporting, withholding and certification obligations under FATCA or (iii) residence in a jurisdiction that has entered into an intergovernmental agreement with the United States relating to FATCA and compliance with the diligence and reporting requirements of the intergovernmental agreement and local implementing rules; or
•	a “non-financial foreign entity” (as defined under FATCA) that does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (i) an exemption from FATCA or (ii) adequate information regarding substantial United States beneficial owners of such entity (if any).

Withholding under FATCA generally applies to payments of dividends on our shares and to payments of gross proceeds from a sale or other disposition of our shares. Withholding agents may, however, rely on proposed U.S. Treasury Regulations that would no longer require FATCA withholding on payments of gross proceeds. A withholding agent such as a broker, and not the Bank, will determine whether or not to implement gross proceeds FATCA withholding.

If a dividend payment is subject to withholding both under FATCA and the withholding tax rules discussed above in the section entitled “—Distributions on Common Stock,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. Holders of shares should consult their own tax advisors regarding these requirements and whether they may be relevant to their ownership and disposition of the shares.

Under certain circumstances, a Non-U.S. Holder will be eligible for refunds or credits of withholding taxes imposed under FATCA by filing a United States federal income tax return. Prospective investors should consult their tax advisors regarding the effect of FATCA on their ownership and disposition of our shares.

UNDERWRITING

We are offering the shares of our common stock described in this prospectus supplement in an underwritten offering in which we and Keefe, Bruyette & Woods, Inc., as representative for the underwriters named below, are entering into an underwriting agreement with respect to the shares of our common stock being offered hereby. Subject to certain conditions, we will agree to sell, and each underwriter will severally and not jointly agree to purchase, the number of shares of our common stock indicated in the following table:

Number of Shares
Keefe, Bruyette & Woods, Inc.	2,415,000
Stephens Inc.	603,750
D.A. Davidson & Co.	431,250
Total	3,450,000

The underwriters are offering the shares of our common stock subject to a number of conditions, including receipt and acceptance of our common stock by the underwriters. The obligations of the underwriters to pay for and accept delivery of the shares offered by this prospectus supplement are subject to these conditions. The underwriting agreement between us and the underwriters provides that if any underwriter defaults, the purchase commitments of the non-defaulting underwriters may be increased or this offering may be terminated.

In connection with this offering, the underwriters or securities dealers may distribute offering documents to investors electronically. See the section entitled “—Electronic Distribution.”

Certain of our directors, executive officers and their related persons or entities have indicated an interest in purchasing a portion of the shares of common stock in this offering at a price equal to the public offering price. Because this indication of interest is not a binding agreement or commitment to purchase, these persons could determine to purchase more, less or no shares in this offering or the underwriters could determine to sell more, less or no shares to these persons.

Underwriting Discount

Shares of our common stock sold by the underwriters to the public will be offered at the public offering price set forth on the cover of this prospectus supplement. Any shares of our common stock sold by the underwriters to securities dealers may be sold at a discount of up to $0.71775 per share from the public offering price. Any of these securities dealers may resell any shares of our common stock purchased from the underwriters to other brokers or dealers at a discount of up to $0.10 per share from the public offering price. If all of the shares of our common stock are not sold at the public offering price, the representative may change the offering price and the other selling terms. Sales of shares of our common stock made outside of the United States may be made by affiliates of the underwriters. The underwriters reserve the right to reject an order for the purchase of shares, in whole or in part.

The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $1.1963 per share. The following table shows the per share and total underwriting discounts to be paid to the underwriters assuming both no exercise and full exercise of the underwriters’ option to purchase additional shares.

	Full Exercise of option to purchase additional shares	No Exercise of option to purchase additional shares
Per share	$1.1963	$1.1963
Total	$4,746,121.90	$4,127,062.50

We estimate the expenses of this offering, not including the underwriting discount, to be approximately $750,000, and such expenses are payable by us. We also have agreed to reimburse the underwriters for their expenses incurred in connection with the offering in an amount up to $250,000.

Option to Purchase Additional Shares

We have granted the underwriters an option to purchase up to 517,500 additional shares of our common stock, at the public offering price set forth on the cover page of this prospectus supplement, less the underwriting discount. The underwriters may exercise this option, in whole or in part, from time to time for a period of 30 days from the date of this prospectus supplement. If the underwriters exercise this option, each underwriter will be obligated, subject to the conditions in the underwriting agreement, to purchase a number of additional shares of our common stock proportionate to the number of shares reflected next to such underwriter’s name in the table above relative to the total number of shares reflected in such table.

Lock-Up Agreements

We, our executive officers and directors are entering into lock-up agreements with the underwriters. Under these agreements, we and each of these persons may not, without the prior written approval of the representative and subject to certain exceptions:

•	offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of our common stock or any securities convertible into or exchangeable or exercisable for our common stock, whether now owned or hereafter acquired or with respect to which such person has or hereafter acquires the power of disposition, or exercise any right with respect to the registration thereof, or file or cause to be filed any registration statement under the Securities Act, with respect to any of the foregoing;
•	enter into any swap, hedge, or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the shares of our common stock or such other securities, whether any such swap or transaction is to be settled by delivery of shares of our common stock or other securities, in cash or otherwise; or
•	publicly disclose the intention to make any such offer, pledge, sale or disposition, or to enter into any such swap, hedge, transaction or other arrangement.

These restrictions are subject to customary exceptions and will be in effect for a period of 90 days after the date of this prospectus supplement. At any time and without public notice, the representative may, in their sole discretion, waive or release all or some of the securities from these lock-up agreements.

These restrictions also apply to securities convertible into or exchangeable or exercisable for or repayable with our common stock to the same extent as they apply to our common stock. They also apply to common stock owned now or later acquired by the person executing the agreement or for which the person executing the agreement later acquires the power of disposition.

Exchange Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “FSBC.”

Indemnification and Contribution

We have agreed to indemnify the underwriters and their affiliates, selling agents, and controlling persons against certain liabilities, including under the Securities Act. If we are unable to provide this indemnification, we will contribute to the payments the underwriters and their affiliates, selling agents, and controlling persons may be required to make in respect of those liabilities.

Price Stabilization, Short Positions, and Penalty Bids

To facilitate this offering and in accordance with Regulation M under the Exchange Act, the underwriters may engage in transactions that stabilize, maintain, or otherwise affect the price of our common stock, including:

•	stabilizing transactions;
•	short sales; and
•	purchase to cover positions created by short sales.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our common stock while this offering is in progress. These transactions may also include making short sales of our common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering. Short sales may be “covered short sales,” which are short positions in an amount not greater than the underwriters’ purchase option referred to above, or may be “naked short sales,” which are short positions in excess of that amount.

The underwriters may close out any covered short position either by exercising their purchase option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which they may purchase shares through the purchase option described above. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market that could adversely affect investors who purchased in this offering.

As an additional means of facilitating our public offering, the underwriters may bid for, and purchase, shares of our common stock in the open market. The underwriting syndicate also may reclaim selling concessions allowed to an underwriter or a dealer for distributing shares of our common stock in this offering, if the syndicate repurchases previously distributed shares of our common stock to cover syndicate short positions or to stabilize the price of our common stock.

As a result of these activities, the price of our common stock may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time without notice. The underwriters may carry out these transactions on the Nasdaq Global Select Market, in the over-the-counter market or otherwise.

Electronic Distribution

A prospectus supplement in electronic format may be made available by e-mail or on the websites or through online services maintained by one or more of the underwriters or their affiliates. In those cases, prospective investors may view offering terms online and may be allowed to place orders online. The underwriters may agree with us to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations. Other than the prospectus supplement in electronic format, the information on the underwriters’ websites and any information contained on any other website maintained by any of the underwriters is not part of this prospectus supplement, has not been approved and/or endorsed by the underwriters or us, and should not be relied upon by investors.

Affiliations

The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment advisory, investment research, principal investment, hedging, financing, loan referrals, valuation, and brokerage activities. From time to time, the underwriters and/or their respective affiliates have directly and indirectly engaged, and may in the future engage, in various financial advisory, investment banking loan referrals, and commercial banking services with us and our affiliates, for which they received or paid, or may receive or pay, customary compensation, fees, and expense reimbursement. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and those investment and securities activities may involve securities and/or instruments of ours. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of those securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in those securities and instruments.

Selling Restrictions

Canada

The shares may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

European Economic Area

In relation to each Member State of the European Economic Area, or Member State, no shares have been offered or will be offered pursuant to the offering to the public in that Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Member State, all in accordance with the Prospectus Regulation, except that offers of shares may be made to the public in that Member State at any time under the following exemptions under the Prospectus Regulation:

•	to any qualified investor as defined in the Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer;
•	to investors who acquire shares for a total consideration of at least EUR 100,000 per investor, for each separate offer; or
•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.

United Kingdom

In relation to the United Kingdom, no shares have been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority, except that it may make an offer to the public in the United Kingdom of any shares at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a qualified investor as defined under Article 2 of the UK Prospectus Regulation;
•	to fewer than 150 natural or legal persons (other than qualified investors as defined under Article 2 of the UK Prospectus Regulation), subject to obtaining the prior consent of the representatives for any such offer; or
•	in any other circumstances falling within Section 86 of the FSMA,

provided that no such offer of the shares shall require the Company or any of the underwriters to publish a prospectus pursuant to Section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to the shares in the United Kingdom means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares and the expression “UK Prospectus Regulation” means the Prospectus Regulation as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together we refer to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA. This prospectus supplement must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity, to which this prospectus supplement relates, is only available to, and will be engaged in with, relevant persons.

LEGAL MATTERS

The validity of the shares of common stock offered hereby and certain other legal matters in connection with the offering will be passed upon for us by Covington & Burling LLP, Washington, D.C. Latham & Watkins LLP, Los Angeles, California, will pass upon certain legal matters for the underwriters.

EXPERTS

The consolidated financial statements of Five Star Bancorp and its subsidiary incorporated in this prospectus by reference from Five Star Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2023 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

PROSPECTUS

$250,000,000

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Purchase Contracts

Purchase Units

Subscription Rights

Units

We may offer, issue and sell from time to time up to $250,000,000, together or separately, in one or more offerings, the above-referenced securities. The securities we may offer may be convertible into or exchangeable for other securities. This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. Each time we offer any securities pursuant to this prospectus, we will provide you with a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the specific manner in which they may be offered. You should read this prospectus, the information incorporated by reference in this prospectus, the accompanying prospectus supplement, including any information incorporated by reference therein, and any applicable free writing prospectus carefully before you invest in the securities described in the applicable prospectus supplement.

Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”) and trades under the ticker symbol “FSBC.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, directly to purchasers or through a combination of these methods, on a continuous or delayed basis from time to time. See “Plan of Distribution.” The names of any underwriters, dealers or agents involved in the distribution of our securities, their compensation and any option they hold to acquire additional securities will be described in the applicable prospectus supplement. Net proceeds from the sale of securities will be set forth in the applicable prospectus supplement.

Investing in our securities involves certain risks. Before buying our securities, you should carefully consider the risks described under the caption “Risk Factors” beginning on page 2 of this prospectus, and in the documents included or incorporated by reference into this prospectus and the accompanying prospectus supplement, including any information incorporated by reference therein.

These securities are not deposits, savings accounts or other obligations of any bank or savings association and are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency and are subject to investment risks, including the possible loss of the entire amount you invest.

None of the U.S. Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other regulatory body has approved or disapproved of these securities or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 13, 2023.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (“SEC”), using a “shelf” registration process. Under this shelf registration statement, we may offer and sell from time to time, separately or together, any combination of our common stock, preferred stock, debt securities, depositary shares, warrants, purchase contracts, purchase units, subscription rights and units in one or more offerings at an aggregate offering price of up to $250,000,000. The preferred stock, debt securities, warrants, purchase contracts, purchase units, subscription rights and units may be convertible into, or exercisable or exchangeable for, our common or preferred stock or other securities issued by us, or debt or equity securities issued by one or more other entities.

This prospectus provides you with a general description of the securities we may offer. Each time we offer and sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” We may also prepare free writing prospectuses that describe particular securities. Any free writing prospectus should also be read in connection with this prospectus and any prospectus supplement referred to therein. For purposes of this prospectus, any reference to an applicable prospectus supplement may also refer to a free writing prospectus, unless the context otherwise requires. Unless otherwise indicated or the context otherwise requires, all references in this prospectus to “Five Star,” “we,” “our,” “us,” “our company” and “the Company” refer to Five Star Bancorp, a California corporation and the bank holding company for Five Star Bank, our principal subsidiary and a California state-chartered bank.

 The registration statement of which this prospectus forms a part, including the exhibits to the registration statement, contains additional information about us and the securities offered under this prospectus. The registration statement can be obtained from the SEC’s website, www.sec.gov. Copies of information filed by us with the SEC are also available on our website at www.fivestarbank.com. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

We have not authorized anyone to provide you with information in addition to or different from that contained in this prospectus or any applicable prospectus supplement or free writing prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may provide. You should not assume that the information in this prospectus, any applicable prospectus supplement or any free writing prospectus that we have prepared is accurate as of any date other than the date of those documents, and that any information in documents that we have incorporated by reference is accurate only as of the date of such document, regardless of the time of delivery of this prospectus or any prospectus supplement or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

The distribution of this prospectus and any applicable prospectus supplement and the offering of the securities in certain jurisdictions may be restricted by law. Persons who obtain this prospectus and any applicable prospectus supplement should inform themselves about, and observe, any such restrictions. This prospectus and any applicable prospectus supplement do not constitute, and may not be used in connection with, an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the SEC’s website at www.sec.gov.

The SEC allows us to “incorporate by reference” into this prospectus the information in documents we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference into this prospectus is considered to be automatically updated and superseded. In other words, in all cases, if you are considering whether to rely on information contained in this prospectus or information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later. We incorporate by reference (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein) the documents listed below (File No. 001-40379 unless otherwise stated), which are considered to be a part of this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021, filed with the SEC on February 25, 2022 (including the portions of our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 6, 2022, incorporated by reference therein);

•

our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 12, 2022, for the quarter ended June 30, 2022, filed with the SEC on August 11, 2022, and for the quarter ended September 30, 2022, filed with the SEC on November 14, 2022;

•	our Current Reports on Form 8-K filed with the SEC on March 17, 2022, March 25, 2022, May 23, 2022, and August 17, 2022; and

•	the description of our common stock contained in our Registration Statement on Form S-1 (File No. 333-255143), which was incorporated by reference into our Registration Statement on Form 8-A filed with the SEC pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 3, 2021, including any amendment or report filed with the SEC for purposes of updating such description.

All reports and other documents we subsequently file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until our offering is completed will also be incorporated by reference into this prospectus and deemed to be part hereof (other than any information furnished to, rather than filed with, the SEC, unless expressly stated otherwise therein). The most recent information that we file with the SEC automatically updates and supersedes older information. The information contained in any such filing will be deemed to be a part of this prospectus commencing on the date on which the document is filed.

Any documents incorporated by reference into this prospectus are available without charge to you, upon written request on the Internet at www.fivestarbank.com or upon written or oral request by contacting Heather Luck, Chief Financial Officer, at 3100 Zinfandel Drive, Suite 100, Rancho Cordova, California 95670, (916) 626-5008. The reference to our website is not intended to be an active link and the information on, or that can be accessed through, our website is not, and you must not consider the information to be, a part of this prospectus or any other filings we make with the SEC.

iii

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus and each prospectus supplement may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance. Any statements about our management’s expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipate,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “intends” and similar words or phrases. All forward-looking statements, expressed or implied, included herewith are expressly qualified in their entirety by the cautionary statements contained or referred to herein. The inclusion of forward-looking information in this prospectus and each prospectus supplement should not be regarded as a representation by us or any other person that the future plans, estimates or expectations contemplated by us will be achieved. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs. Factors that may affect our results are disclosed in “Risk Factors” beginning on page 2 of this prospectus, and in the documents incorporated by reference into this prospectus and included or incorporated by reference into, and in the section titled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021. Some of the risks and uncertainties that may cause our actual results, performance or achievements to differ materially from those expressed include, but are not limited to, the following:

•	uncertain market conditions and economic trends nationally, regionally, and particularly in Northern California and California, including as a result of the coronavirus, and variants thereof (“COVID-19”);
•	risks related to the concentration of our business in California, and specifically within Northern California, including risks associated with any downturn in the real estate sector;
•	the occurrence or impact of climate change or natural or man-made disasters or calamities, such as wildfires, droughts, and earthquakes;
•	risks related to the impact of the COVID-19 pandemic on our business and operations;
•	changes in market interest rates that affect the pricing of our loans and deposits, our net interest income, and our borrowers’ ability to repay loans;
•	risks related to our strategic focus on lending to small to medium-sized businesses;
•	the sufficiency of the assumptions and estimates we make in establishing reserves for potential loan losses and the value of loan collateral and securities;
•	our ability to attract and retain executive officers and key employees and their customer and community relationships;
•	the risks associated with our loan portfolios, and specifically with our commercial real estate loans;
•	our level of nonperforming assets and the costs associated with resolving problem loans, if any, and complying with government-imposed foreclosure moratoriums;
•	our ability to maintain adequate liquidity and to maintain capital necessary to fund our growth strategy and operations and to satisfy minimum regulatory capital levels;
•	the effects of increased competition from a wide variety of local, regional, national, and other providers of financial and investment services;
•	risks associated with unauthorized access, cyber-crime, and other threats to data security;
iv

•	our ability to comply with various governmental and regulatory requirements applicable to financial institutions, including supervisory actions by federal and state banking agencies;
•	the impact of recent and future legislative and regulatory changes, including changes in banking, securities, and tax laws and regulations and their application by our regulators, and economic stimulus programs;
•	governmental monetary and fiscal policies, including the policies of the Board of Governors of the Federal Reserve System (the “Federal Reserve”);
•	changes in the U.S. economy, including an economic slowdown, inflation, deflation, housing prices, employment levels, rate of growth, and general business conditions;
•	our ability to implement, maintain, and improve effective internal controls;
•	other factors that are discussed in the sections entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” on our Annual Report on Form 10-K for the year ended December 31, 2021 and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022; and
•	our success at managing the risks involved in the foregoing items.

The foregoing factors should not be construed as exhaustive and should be read together with the other cautionary statements included or incorporated by reference in this prospectus. If one or more events related to these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may differ materially from what we anticipate. You are cautioned not to place undue reliance on forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law.

v

THE COMPANY

Headquartered in the greater Sacramento metropolitan area of California, Five Star Bancorp is a bank holding company that operates through its wholly owned subsidiary, Five Star Bank (the “Bank”), a California state-chartered non-member bank. The Bank began operations on December 20, 1999. The Company was incorporated on September 16, 2002 and became the sole shareholder of the Bank on June 2, 2003.

The Company provides a broad range of banking products and services to small and medium-sized businesses, professionals, and individuals primarily in Northern California through seven branch offices, one loan production office, the Internet, and its mobile banking application. The Bank’s deposits are insured in whole or in part by the Federal Deposit Insurance Corporation (the “FDIC”). The Bank’s loans and deposits are primarily within Northern California, and the Bank’s primary funding source is deposits from customers. Our mission is to strive to become the top business bank in all markets we serve through exceptional service, deep connectivity, and customer empathy. We are dedicated to serving real estate, agricultural, faith-based, and small to medium-sized enterprises. We aim to consistently deliver value that meets or exceeds expectations of our shareholders, customers, employees, business partners, and community. We refer to our mission as “purpose-driven and integrity-centered banking.” As of September 30, 2022, we had total assets of $3.1 billion, total loans held for investment, net of allowance for loan losses, of $2.6 billion, and total deposits of $2.6 billion.

Our executive offices are located at 3100 Zinfandel Drive, Suite 100, Rancho Cordova, California 95670 and our telephone number is (916) 626-5000. Our website address is www.fivestarbank.com. Information on our website should not be considered a part of this prospectus.

Additional information about us and our subsidiaries is included in documents incorporated by reference in this prospectus. See “Where You Can Find More Information.”

1

RISK FACTORS

Investing in securities issued by us involves certain risks. Before you invest in any securities issued by us, in addition to the other information included in, or incorporated by reference into, this prospectus, as well as the information contained in any applicable prospectus supplement, you should carefully consider the risk factors contained in the section titled “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2021, which is incorporated by reference into this prospectus, as updated by our Annual or Quarterly Reports for subsequent fiscal years or fiscal quarters that we file with the SEC and that are so incorporated. See “Where You Can Find More Information” for information about how to obtain a copy of these documents. You should also carefully consider the risks and other information that may be contained in, or incorporated by reference into, any prospectus supplement relating to specific offerings of securities. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also materially and adversely affect our business and operations.

2

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities in the manner and for the purposes that will be set forth in the applicable prospectus supplement, which may include general corporate purposes.

3

DESCRIPTION OF SECURITIES WE MAY OFFER

This prospectus contains summary descriptions of our capital stock. These summary descriptions are not meant to be complete descriptions of each security. The applicable prospectus supplement for an offering may add, update or change the terms and conditions of the securities as described in this prospectus. The following description of our capital stock does not purport to be complete and is subject to, and qualified in its entirety by, our Amended and Restated Articles of Incorporation (the “articles”) and Amended and Restated Bylaws (the “bylaws”), each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable California law, including the CGCL. We urge you to read these documents for a more complete understanding of shareholder rights.

4

DESCRIPTION OF COMMON STOCK

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, shares of our common stock as set forth in the applicable prospectus supplement. The following section describes the material features and rights of our common stock, no par value per share. This summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles and bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable provisions of California and federal law and regulations for additional information.

General

Our authorized capital stock consists of 100,000,000 shares of common stock with no par or stated value, and 10,000,000 shares of undesignated preferred stock, the terms of which may be established by board of directors by resolution. As of January 27, 2023, 17,241,926 shares of our common stock were outstanding, and no shares of preferred stock were designated or outstanding.

An aggregate of 1,519,827 shares of common stock are reserved for issuance under the Company’s 2021 Equity Incentive Plan.

All of our outstanding shares of common stock are fully paid and nonassessable.

Each share of our common stock has the same relative rights as, and is identical in all respects with, each other share of our common stock.

Voting Rights; Majority Written Consent

Holders of our common stock are entitled to one vote per share on all matters requiring shareholder action, including the election of directors. Our bylaws provide that a majority of the shares entitled to vote at a shareholders’ meeting, represented in person or by proxy, shall constitute a quorum. When a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote, such affirmatively voting shares constituting at least a majority of the required quorum, are required to take action, unless otherwise specified by law or our articles and except for the election of directors, which are determined by a majority vote. There are not cumulative voting rights.

Any action that, under any provision of the General Corporation Law of California (“CGCL”), may be taken at a meeting of the shareholders, may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, shall be signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares are entitled to vote thereon were present and voted; provided, that unless the consents of all shareholders entitled to vote have been solicited in writing, notice of any shareholder approval without a meeting by less than unanimous consent must be given as required under the CGCL, to such shareholders who are required to receive such notice under the CGCL; and provided, further, that directors may be elected by written consent only if signed by the holders of all outstanding shares entitled to vote for the election of directors, except that action taken by shareholders to fill one or more vacancies on the board of directors (other than any vacancy created by removal) that has not been filled by the board of directors may be taken by written consent of a majority of the outstanding shares entitled to vote.

Liquidation Rights

In the event of the liquidation, dissolution or winding up of the Company, subject to the rights of the holders of any then outstanding shares of preferred stock, the holders of our common stock are entitled to receive all of our assets remaining after satisfaction of all our liabilities and the payment of any liquidation preference of any outstanding preferred stock. There are no redemption or sinking fund provisions applicable to our common stock.

5

Dividends

The payment of dividends is subject to the restrictions set forth in the CGCL. The CGCL provides that neither a company nor any of its subsidiaries shall make any distribution to its shareholders unless: (i) the amount of retained earnings of the company immediately prior to the distribution equals or exceeds the sum of (a) the amount of the proposed distribution plus (b) the preferential dividends arrears amount (as calculated pursuant to Section 500(b) of the CGCL), or (ii) following the distribution, the value of the company’s assets would equal or exceed the sum of its total liabilities plus the preferential rights amount (as calculated pursuant to Section 500(b) of the CGCL).

Holders of our common stock may receive dividends when, as and if declared by our board of directors out of funds legally available for the payment of dividends, subject to any restrictions imposed by regulatory authorities and the payment of any preferential amounts to which any class of preferred stock may be entitled. Our future dividend policy is subject to the discretion of our board of directors and will depend upon a number of factors, including future earnings, financial condition, liquidity, and general business conditions. Our ability to pay dividends is subject to statutory and regulatory limitations applicable to us and the Bank.

Restrictions on Ownership of Company Common Stock

The ability of a third party to acquire our stock is also limited under applicable U.S. banking laws, and regulatory approval for the acquisition of our stock may be required under certain circumstances. The Bank Holding Company Act of 1956, as amended (the “BHC Act”) requires any bank holding company to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock. Any corporation or other company that becomes a holder of 25% or more of our outstanding common stock, or otherwise is deemed to control us under the BHC Act, would be subject to regulation as a bank holding company under the BHC Act. In addition, any person other than a bank holding company may be required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock under the Change in Bank Control Act (the “CBCA”). See the section entitled “Supervision and Regulation—Supervision and Regulation of the Company—Federal Oversight Over Mergers and Acquisitions, Investments and Activities” in our Annual Report on Form 10-K for the year ended December 31, 2021 for additional description of these federal law restrictions on ownership of our common stock. Further, prior approval of the California Department of Financial Protection and Innovation (“DFPI”) is required for any person to acquire control of us, and control for these purposes is presumed to exist when a person owns 10% or more of our outstanding common stock.

Advance Notice Provisions for Shareholder Nominations and Shareholder Proposals

Our bylaws provide that shareholders must provide advance notice of any proposal or nomination for election as a director which a shareholder desires to bring before a meeting of shareholders. Such requirements are in addition to any requirements under SEC Rule 14a-8 for shareholder proposals sought to be included in the Company’s proxy materials.

Preferred Stock

Our articles authorize the issuance of up to 10,000,000 shares of preferred stock with such designations, powers, preferences and rights as our board of directors may from time to time determine.

The existence of shares of authorized undesignated preferred stock enables us to meet possible contingencies or opportunities in which the issuance of shares of preferred stock may be advisable, such as in the case of acquisition or financing transactions. Having shares of preferred stock available for issuance gives us flexibility in that it would allow us to avoid the expense and delay of calling a meeting of shareholders at the time the contingency or opportunity arises. Any issuance of preferred stock with voting rights or which is convertible into voting shares could adversely affect the voting power of the holders of common stock. Furthermore, the issuance of preferred stock could adversely affect the likelihood that such holders will receive dividend payments and payments upon liquidation. The shares of preferred stock that may be issued in the future may have other rights, including economic rights senior to our common stock, and, as a result, could have an adverse effect on the market value of our common stock.

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Any of these actions could have an anti-takeover effect and discourage a transaction that some or a majority of our shareholders might believe to be in their best interests or in which our shareholders might receive a premium for their shares over our then-market price.

Anti-Takeover Provisions

Provisions of our articles and bylaws, and the CGCL and federal banking regulations applicable to us, may be deemed to have anti-takeover effects and may delay, defer or prevent a change of control of the Company and/or limit the price that certain investors may be willing to pay in the future for shares of our common stock. See the sections entitled “Supervision and Regulation of the Company―Federal Oversight Over Mergers and Acquisitions, Investments and Activities” in our Annual Report on Form 10-K for the year ended December 31, 2021 and “Restrictions on Ownership of Company Common Stock” above for a description of the federal banking regulations applicable to us that may be deemed to have anti-takeover effects.

Authorized but Unissued Shares. The corporate laws and regulations applicable to us enable our board of directors to issue, from time to time and at its discretion, but subject to the rules of any applicable securities exchange, any authorized but unissued shares of our common or preferred stock. Any such issuance of shares could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The ability of our board of directors to issue authorized but unissued shares of our common or preferred stock at its sole discretion may enable our board of directors to sell shares to individuals or groups who the board of directors perceives as friendly with management, which may make more difficult unsolicited attempts to obtain control of our organization. In addition, the ability of our board of directors to issue authorized but unissued shares of our capital stock at its sole discretion could deprive the shareholders of opportunities to sell their shares of common stock or preferred stock for prices higher than prevailing market prices.

Preferred Stock. Our articles contain provisions that permit our board of directors to issue, without any further vote or action by the shareholders, shares of preferred stock in one or more series and, with respect to each such series, to fix the number of shares constituting the series and the designation of the series, the voting rights (if any) of the shares of the series, and the powers, preferences and relative, participation, optional and other special rights, if any, and any qualifications, limitations or restrictions, of the shares of such series.

Board Size and Vacancies. Our bylaws enable our board of directors to increase the size of the board of directors between annual meetings and fill the vacancies created by the increase by a majority of the remaining directors.

No Cumulative Voting. Our bylaws do not permit cumulative voting in the election of directors. In the absence of cumulative voting, the holders of a majority of the shares of our common stock may elect all of the directors standing for election, if they should so choose.

Special Meetings of Shareholders. For a special shareholders’ meeting to be called by one or more shareholder(s), our bylaws require the request of holders of at least 10% of the outstanding shares of our capital stock entitled to vote at a meeting to call a special shareholders’ meeting.

Advance Notice Procedures for Director Nominations and Shareholder Proposals. Our bylaws establish an advance notice procedure with regard to business to be brought before an annual or special meeting of shareholders and with regard to the nomination of candidates for election as directors, other than by or at the direction of the board of directors. Although this procedure does not give our board of directors any power to approve or disapprove shareholder nominations for the election of directors or proposals for action, it may have the effect of precluding a contest for the election of directors or the consideration of shareholder proposals if the established procedure is not followed, and of discouraging or deterring a third party from conducting a solicitation of proxies to elect its own slate of directors or to approve its proposal without regard to whether consideration of the nominees or proposals might be harmful or beneficial to our shareholders and us.

Amending Certain Provisions of our Articles. Our articles require a two-thirds vote of the directors then in office and two-thirds vote of our shareholders to modify the sections of our articles addressing limitation of liability and indemnification of our officers and directors, which provide limitation of liability and indemnification to the maximum extent permitted by law, and addressing the amendment of the articles.

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Amending our Bylaws. Our board of directors may amend our bylaws, other than a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa, without shareholder approval.

Approval of Merger. Under the CGCL, most business combinations, including mergers, consolidations and sales of substantially all of the assets of a California corporation, must be approved by the vote of the holders of at least a majority of the outstanding shares of common stock and any other affected class of stock of such corporation. The articles of incorporation or bylaws of a California corporation may, but are not required to, set a higher standard for approval of such transactions. Our articles and bylaws do not set higher limits.

California Law and Federal Banking Laws. We are subject to the provisions of Section 1203 of the CGCL, which contains provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in control in which our shareholders could receive a premium for their shares or other changes in our management. First, if an “interested party” makes an offer to purchase the shares of some or all of our existing shareholders, we must obtain an affirmative opinion in writing as to the fairness of the offering price prior to completing the transaction. California law considers a person to be an “interested party” if the person directly or indirectly controls our company, if the person is directly or indirectly controlled by one of our officers or directors, or if the person is an entity in which one of our executive officers or directors holds a material financial interest. If, after receiving an offer from such an “interested person”, we receive a subsequent offer from a neutral third party at least 10 days prior to the date for acceptance of the tendered shares or the vote or notice of shareholder approval of the offer from such an “interested person”, then we must notify our shareholders of such third party offer and afford each of them the opportunity to withdraw their vote, consent or proxy previously given to the “interested party” offer before such vote, consent or proxy becomes effective.

We are also subject to other provisions of the CGCL, which include voting requirements that may also have the effect of deterring hostile takeovers, disposing of our assets or delaying or preventing changes in control of our management. Under Section 1101 of the CGCL, except in (i) a short-form merger or (ii) a merger of a corporation into a subsidiary in which it owns at least 90% of the outstanding shares of each class, if a single entity or constituent corporation owns more than 50% of any class of our capital stock and attempts to merge our Company into itself or other constituent corporation, the Company’s non-redeemable securities may only be exchanged for non-redeemable securities of the surviving entity, unless all of the shareholders of the applicable class of non-redeemable securities consent to the transaction or the terms of the transaction are approved and determined to be fair by the DFPI. Section 1001(d) of the CGCL provides that any proposed sale or disposition of all or substantially all of our assets to any other corporation that we are controlled by or under common control with must be consented to by our shareholders holding at least 90% of the of the voting power of our capital stock or approved and determined fair by the DFPI, provided, however that this restriction does not apply if the disposition is to a domestic or foreign corporation or other business entity in consideration of the nonredeemable common shares or nonredeemable equity securities of the acquiring party or its parent. Sections 1101 and 1001 of the CGCL could make it significantly more difficult for a third party to acquire control of our Company by preventing a possible acquirer from cashing out minority shareholders or selling substantially all of our assets to a related party and therefore could discourage a hostile bid, or delay, prevent or deter entirely a merger, acquisition or tender offer in which our shareholders could receive a premium for their shares, or effect a proxy contest for control of us or other changes in our management.

Furthermore, the BHC Act, CBCA, and California Financial Code impose notice, application and approvals and ongoing regulatory requirements on any shareholder or other party that seeks to acquire direct or indirect control of bank holding companies or banks, as applicable. These laws could delay or prevent an acquisition.

Limitation of Liability and Indemnification

For a description of the limitation of liability and indemnification arrangements applicable to our directors and officers, see the section entitled “Executive Compensation—Limitation of Liability and Indemnification” in the Company’s Proxy Statement for the 2022 Annual Meeting of Shareholders incorporated herein by reference.

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Other Matters

Under our articles and bylaws, the holders of our common stock have no preemptive or other subscription rights and there are no redemption, sinking fund or conversion privileges applicable to our common stock.

Exclusive Forum Selection

Our bylaws provide that, subject to limited exceptions, the United States District Court for the Northern District of California (or, in the event that the United States District Court for the Northern District of California does not have jurisdiction, any other federal or state court of California) will be the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our shareholders, (iii) any action asserting a claim against us or any of our directors, officers or other employees arising pursuant to any provision of the CGCL, our articles or our bylaws or (iv) any other action asserting a claim against us or any of our directors, officers or other employees that is governed by the internal affairs doctrine. Our bylaws will further provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America will, to the fullest extent permitted by applicable law, be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the federal securities laws, including the applicable rules and regulations promulgated thereunder. Any person purchasing or otherwise acquiring any interest in any shares of our capital stock will be deemed to have notice of and to have consented to this provision of our bylaws. Although we believe this provision benefits us by providing increased consistency in the application of California and federal securities law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Section 27 of the Exchange Act vests exclusive federal jurisdiction for all claims brought to enforce any duty or liability created under the Exchange Act. Therefore, claims to enforce any duty or liability created under the Exchange Act must be brought in a federal court as required by Section 27 of the Exchange Act and as provided in the exclusive forum selection provision of our bylaws.

In addition, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, there is uncertainty as to whether a court would enforce a forum selection clause in connection with claims arising under the Securities Act and the rules and regulations thereunder, and in any event, shareholders will not be deemed to have waived the Company’s compliance with the federal securities laws and the rules and regulations thereunder.

Listing

Our common stock is listed on the Nasdaq Global Select Market under the symbol “FSBC.”

Transfer Agent

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A.

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DESCRIPTION OF PREFERRED STOCK

The following section describes the general terms of preferred stock that we may issue. The specific terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock . The terms of any series of preferred stock may differ from the terms described below. Certain provisions of our preferred stock described below and in any prospectus supplement are not complete. The summary does not purport to be exhaustive and is qualified in its entirety by reference to our articles and our bylaws, each of which is incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part, and to applicable California law, including the CGCL.

General

Our articles authorize our board of directors to establish one or more series of preferred stock. Unless required by law or any stock exchange, up to 10,000,000 authorized but unissued shares of preferred stock will be available for issuance without further action by our shareholders. Our board of directors is authorized to divide the preferred stock into series and, with respect to each series, to fix and determine the designation, terms, preferences, limitations and relative rights thereof, including dividend rights, dividend rates, conversion rights, voting rights, redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Without shareholder approval, we could issue preferred stock that could impede or discourage an acquisition attempt or other transaction that some, or a majority, of our shareholders may believe is in their best interests or in which they may receive a premium for their common stock over the market price of the common stock. While the terms of preferred stock may vary from series to series, holders of our common stock should assume that all shares of preferred stock will be senior to our common stock in respect of distributions and on liquidation.

The prospectus supplement relating to a particular series of preferred stock will contain a description of the specific terms of that series, including, as applicable:

•	the title, designation, number of shares and stated or liquidation value of the preferred stock ;

•	the dividend amount or rate or method of calculation, the payment dates for dividends and the place or places where the dividends will be paid, whether dividends will be cumulative or noncumulative, and, if cumulative, the dates from which dividends will begin to accrue;

•	any conversion or exchange rights;

•	whether the preferred stock will be subject to redemption and the redemption price and other terms and conditions relative to the redemption rights;

•	any liquidation rights;

•	any sinking fund provisions;

•	any voting rights;

•	the exchange or market, if any, where the preferred stock will be listed or traded; and

•	any other rights, preferences, privileges, limitations and restrictions that are not inconsistent with the terms of our articles.

Upon the issuance and payment for shares of preferred stock, the shares will be fully paid and nonassessable. Except as otherwise may be specified in the prospectus supplement relating to a particular series of preferred stock, holders of preferred stock will not have any preemptive or subscription rights to acquire any class or series of our capital stock and each series of preferred stock will rank on a parity in all respects with each other series of our preferred stock and prior to our common stock as to dividends and any distribution of our assets.

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As stated above in the “Description of Our Common Stock”, the authorization of the preferred stock could have the effect of making it more difficult or time consuming for a third party to acquire a majority of our outstanding voting stock or otherwise effect a change of control. Shares of the preferred stock may also be sold to third parties that indicate that they would support the board of directors in opposing a hostile takeover bid. The availability of the preferred stock could have the effect of delaying a change of control and of increasing the consideration ultimately paid to our shareholders. The board of directors may authorize the issuance of preferred stock for capital-raising activities, acquisitions, joint ventures or other corporate purposes that have the effect of making an acquisition of the Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock for such purposes. See “Anti-Takeover Effects of Applicable Law and Provisions of our Articles of Incorporation and Bylaws.”

Redemption

If so specified in the applicable prospectus supplement, a series of preferred stock may be redeemable at any time, in whole or in part, at our option, and may be mandatorily redeemable or convertible. Restrictions, if any, on the repurchase or redemption by us of any series of our preferred stock will be described in the applicable prospectus supplement relating to that series. Generally, any redemption of our preferred stock will be subject to prior Federal Reserve approval. Any partial redemption of a series of preferred stock would be made in the manner described in the applicable prospectus supplement relating to that series.

Upon the redemption date of shares of preferred stock called for redemption or upon our earlier call and deposit of the redemption price, all rights of holders of the preferred stock called for redemption will terminate, except for the right to receive the redemption price.

Dividends

Holders of each series of preferred stock will be entitled to receive cash dividends only when, as and if declared by our board of directors out of funds legally available for dividends on such preferred stock. The rates or amounts and dates of payment of dividends will be described in the applicable prospectus supplement relating to each series of preferred stock . Dividends will be payable to holders of record of preferred stock on the record dates fixed by our board of directors. Dividends on any series of preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement.

Our board of directors may not declare, pay or set apart funds for payment of dividends on a particular series of preferred stock unless full dividends on any other series of preferred stock that ranks equally with or senior to such series of preferred stock with respect to the payments of dividends have been paid or sufficient funds have been set apart for payment for either of:

•	all prior dividend periods of each such series of preferred stock that pay dividends on a cumulative basis; or

•	the immediately preceding dividend period of each such series of preferred stock that pays dividends on a noncumulative basis.

Partial dividends declared on shares of any series of preferred stock and other series of preferred stock ranking on an equal basis as to dividends will be declared pro rata. A pro rata declaration means that the ratio of dividends declared per share to accrued dividends per share will be the same for all series of preferred stock of equal priority.

Liquidation Preference

In the event of the liquidation, dissolution or winding-up of us, holders of each series of preferred stock will have the right to receive distributions upon liquidation in the amount described in the applicable prospectus supplement relating to each series of preferred stock, plus an amount equal to any accrued but unpaid dividends. These distributions will be made before any distribution is made on our common stock or on any securities ranking junior to such preferred stock upon liquidation, dissolution or winding-up.

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However, holders of the shares of preferred stock will not be entitled to receive the liquidation price of their shares until we have paid or set aside an amount sufficient to pay in full the liquidation preference of any class or series of our capital stock ranking senior as to rights upon liquidation, dissolution or winding up. Unless otherwise provided in the applicable prospectus supplement, neither a consolidation or merger of the Company with or into another corporation nor a merger of another corporation with or into the Company nor a sale or transfer of all or part of the Company’s assets for cash or securities will be considered a liquidation, dissolution or winding up of the Company.

If the liquidation amounts payable to holders of preferred stock of all series ranking on a parity regarding liquidation are not paid in full, the holders of the preferred stock of these series will have the right to a ratable portion of our available assets up to the full liquidation preference. Holders of these series of preferred stock or such other securities will not be entitled to any other amounts from us after they have received their full liquidation preference.

Conversion and Exchange

The prospectus supplement will indicate whether and on what terms the shares of any future series of preferred stock will be convertible into or exchangeable for shares of any other class, series or security of the Company or any other corporation or any other property (including whether the conversion or exchange is mandatory, at the option of the holder or our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted). It will also indicate for preferred stock convertible into common stock, the number of shares of common stock to be reserved in connection with, and issued upon conversion of, the preferred stock (including whether the conversion or exchange is mandatory, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common stock issuable upon conversion or exchange may be adjusted) at the option of the holder or our option and the period during which conversion or exchange may occur.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

•	as otherwise stated in the applicable prospectus supplement;

•	as otherwise stated in the articles of amendment to our articles establishing the series of such preferred stock ; and

•	as otherwise required by applicable law.

Transfer Agent and Registrar

The transfer agent, registrar, dividend paying agent and depositary, if any, for any preferred stock offering will be stated in the applicable prospectus supplement.

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DESCRIPTION OF DEBT SECURITIES

The complete terms of the debt securities will be contained in the indenture and supplemental indenture applicable to the debt securities. These documents will be included or incorporated by reference into this prospectus or the applicable prospectus supplement. You should read the indenture and applicable supplemental indenture relating to any debt securities. You should also read the applicable prospectus supplement, which will contain additional information and which may update or change some of the information below.

We may issue, separately or together with, or upon conversion, exercise or exchange of other securities, debt securities, including debentures, notes, bonds and other evidence of indebtedness as set forth in the applicable prospectus supplement. The debt securities may be either secured or unsecured and will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a senior indenture and subordinated debt securities will be issued under a subordinated indenture. We refer to the senior indenture and the subordinated indenture together as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of each series of debt securities that we may offer from time to time.

The following summary of the material provisions of the indentures and the debt securities does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the provisions of the applicable indenture and certificates evidencing the applicable debt securities. The specific terms of the applicable indenture and debt securities will be described in the applicable prospectus supplement. If any particular terms of the applicable indenture or debt securities described in a prospectus supplement differ from any of the terms described below, then the terms described below will be deemed to have been superseded by those described in the applicable prospectus supplement.

Capitalized terms used but not defined in this section have the meanings given to those terms in the applicable prospectus supplement or, if not defined in the applicable prospectus supplement, in the applicable indenture.

As used in this section, “we,” “our,” “us” and the “Company” refer only to Five Star Bancorp and not to its wholly owned subsidiary.

General

Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. The subordinated debt securities will be subordinated as described below under the heading “—Subordinated Debt.”

The prospectus supplement relating to a particular series of debt securities will set forth the material terms of the debt securities being offered, as established pursuant to a board resolution, in an officer’s certificate or in a supplemental indenture, including:

•	the title of the debt securities and whether they are senior debt securities or subordinated debt securities;

•	the offering price (which may be expressed as a percentage of the aggregate principal amount) of the debt securities;

•	the aggregate principal amount of such series that may be authenticated and delivered under the indentures (except for securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities of the series pursuant to the indenture and except for any securities deemed never to have been authenticated and delivered);
•	the maturity date or dates;
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•	if applicable, whether the debt securities shall be subject to the defeasance provisions described below under “—Satisfaction and Discharge” or such other defeasance provisions specified in the applicable prospectus supplement for the debt securities;

•	any conversion or exchange provisions;

•	the date of the debt securities if other than the date of original issuance;

•	the person who shall be entitled to receive interest, if other than the record holder on the record date and the manner in which such interest will be payable;

•	the date or dates on which the principal of the debt securities of such series is payable;

•	the rate or rates, and if applicable the method used to determine the rate, at which the debt securities of such series will bear interest, if any, the date or dates from which such interest will accrue, the date or dates on which such interest will be payable and the record date or dates for the interest payable on any debt securities on any interest payment date;

•	the place or places where payments of principal and interest may be made and securities may be surrendered for registration of transfer or for exchange;

•	the obligation, if any, of the Company to redeem or purchase the debt securities of such series, at the option of the Company or at the option of a holder thereof, pursuant to any sinking fund or other redemption provisions and the period or periods within which, the price or prices at which and the terms and conditions upon which the debt securities of the series may be so redeemed or purchased, in whole or in part;

•	if issued other than in minimum denominations of $1,000 or any multiple of $1,000, or $5,000 in the case of bearer securities, the denominations in which the debt securities will be issuable;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if other than U.S. currency, the currency, currencies or currency units in which principal, premium, if any, or interest will be payable and the manner of determining the equivalent thereof in U.S. currency;

•	if the principal of (and premium, if any, on) or any interest on the debt securities is to be payable, at our election or the election of a holder thereof, in one or more currencies other than that the currency or currencies in which the debt securities are stated to be payable, the currency or currencies in which payment is to be made payable and the periods and terms upon which such election is to be made;

•	if the amount of payments of principal of (and premium, if any, on) or any interest on the debt securities of the series may be determined by reference to an index, the manner in which such amounts shall be determined;

•	whether the debt securities will be issuable in book-entry only form;

•	any interest rate calculation agents, exchange rate calculation agents or other agents for the debt securities, if other than the trustee;

•	whether and under what circumstances we will pay additional amounts in respect of any series of debt securities and whether we have the option to redeem such debt securities rather than pay such additional amounts;

•	any provisions relating to the extension of maturity of, or the renewal of, the debt securities of such series, or the conversion of the debt securities of such series into other securities of the Company;

•	any provisions relating to the purchase or redemption of all or any portion of a tranche or series of debt securities, including the period of notice required to redeem those debt securities;
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•	the terms and conditions, if any, pursuant to which the debt securities are secured;

•	any subordination provisions applicable to the subordinated debt securities if different from those described below under “—Subordinated Debt;”

•	any other terms or provisions relating to the payment of principal of, premium (if any) or interest thereon, including, but not limited to, whether such debt securities are issuable at a discount or premium, as amortizable debt securities and if payable in, convertible or exchangeable for commodities or other securities of ours; and

•	any other specific terms of such debt securities.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies, or if the principal of or premium, if any, or interest on any series of debt securities is payable in a foreign currency or currencies, we will include in the applicable prospectus supplement information on the restrictions, elections, material United States federal income tax considerations, specific terms and other information with respect to that issue of debt securities and the relevant foreign currency or currencies.

Unless otherwise specified in the prospectus supplement, the debt securities will be registered debt securities. Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The material United States federal income tax considerations applicable to debt securities sold at a discount will be described in the applicable prospectus supplement.

Senior Debt

Except as otherwise provided in a prospectus supplement, senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated debt of the Company, and will rank senior in right of payment to any subordinated debt.

Subordinated Debt

Except as otherwise provided in a prospectus supplement, subordinated debt securities will be unsecured and will be subordinated in right of payment to the prior payment in full of all of our Senior Indebtedness, as more fully described in the applicable prospectus supplement. Notwithstanding the foregoing, if a deposit is made in accordance with the terms of the indenture with respect to any debt securities (and provided all other conditions set out in the indenture shall have been satisfied with respect to such debt securities), then, when the 90th day after such deposit has ended, no money obligations so deposited, and no proceeds thereon, will be subject to any rights of holders of Senior Indebtedness, including any rights of subordination.

Under the subordinated debt indenture, Senior Indebtedness means, without duplication, the principal, premium, if any, unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization, whether or not a claim for post-filing interest is allowed in such proceeding), fees, charges, expenses, reimbursement and indemnification obligations, and all other amounts payable under or in respect of the following indebtedness, whether any such indebtedness exists as of the date of the indenture or is created, incurred or assumed after such date:

•	all obligations for borrowed money;

•	all obligations evidenced by debentures, debt securities or other similar instruments;

•	all obligations associated with derivative products, including but not limited to, securities contracts, foreign currency exchange contracts, swap agreements (including interest rate and foreign exchange rate swap agreements), cap agreements, floor agreements, collar agreements, interest rate agreements, foreign exchange rate agreements, options, commodity futures contracts, commodity option contracts and similar financial instruments;
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•	all obligations in respect of letters of credit or bankers acceptances or similar instruments (or reimbursement obligations with respect thereto);

•	all obligations to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business;

•	all indebtedness of others guaranteed by us or any of our subsidiaries or for which we or any of our subsidiaries is legally responsible or liable (whether by agreement to purchase indebtedness of, or to supply funds or to invest in, others);

•	indebtedness secured by any mortgage, pledge, lien, charge, encumbrance or any security interest existing on property owned by the Company but excluding any obligations of the Company which are required (as opposed to elected) to be treated as finance leases under generally accepted accounting principles;

•	purchase money and similar obligations; and

•	any renewals, extensions, refundings or replacements of any of the foregoing.

Methods of Receiving Payments on the Debt Securities

Unless otherwise indicated in a prospectus supplement, the debt securities will be payable as to principal, redemption premium, if any, and interest at the office or agency of the paying agent (which may be us) or, at our option, payment of interest may be made by check mailed to the holders of the debt securities at their last addresses as they appear on the register of holders or wired if held in book-entry form.

Events of Default; Waiver

Unless we indicate otherwise in a prospectus supplement with respect to a particular series of debt securities, an “event of default,” when used in the indentures, means any of the following:

•	our default in the payment of the principal (or premium, if any) on any of the debt securities of such series as and when due, either at maturity, upon redemption, by declaration or otherwise, or any payment required by any sinking or analogous fund with respect to any series of the debt securities;

•	our default in the payment of any installment of interest on the debt securities when due, and continuance of such default for a period of 90 days;

•	our failure to observe or perform any other covenant or agreement in the debt securities or the applicable indenture and the continuance of such default or breach for a period of 90 days after our receipt of written notice from the trustee or the holders of at least 25% in aggregate principal amount of the debt securities then outstanding of that series specifying such failure and requiring it to be remedied;

•	a court having jurisdiction enters a decree or order for relief in respect of us or a Material Subsidiary in an involuntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of us or a Material Subsidiary or for any substantial part of our or its respective property, or ordering the winding-up or liquidation of our affairs shall have been entered and remained unstayed and in effect for a period of 60 consecutive days;

•	we or a Material Subsidiary commence a voluntary case or proceeding under any applicable bankruptcy, insolvency or other similar law, or consent to the entry of a decree or order for relief in an involuntary case or proceeding under any such law, or the consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of us or a Material Subsidiary or of any substantial part of our or its respective property, or the making by us or a Material Subsidiary of a general assignment for the benefit of creditors; or

•	any other event of default provided with respect to a particular series of debt securities, as described in the prospectus supplement with respect to the offering of such series.
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A Material Subsidiary means Five Star Bank or any successor thereof or any of our subsidiaries that is a depository institution and that has consolidated assets equal to 80% or more of our consolidated assets.

If an event of default occurs and continues as described in the first, second, third or sixth bullet above, either the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding by written notice to us (with a copy to the trustee, if given by holders) may declare the principal amount of the debt securities of that series to be immediately due and immediately payable. If an event of default occurs and continues as described in the fourth or fifth bullet above, the principal amount of all of the debt securities issued under the indentures shall automatically be deemed immediately due and payable.

The indentures also provide that the holders of a majority in principal amount of the debt securities of each series outstanding at the time may, on behalf of the holders of all of the debt securities of that series, waive any past default with respect to the debt securities and its consequences, except a default in the payment of the principal of, premium, if any, and interest on the debt securities or a bankruptcy or insolvency-related default, or with respect to any covenant or provision that cannot be modified or amended under the terms of the indenture without the holder of such outstanding debt security so affected.

The holders of a majority in principal amount of the debt securities of each series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indentures or that the trustee determines in good faith may be unjustly prejudicial to the holders of the debt securities not consenting or that may involve the trustee in personal liability. In addition, the trustee may take any other action it deems proper that is not inconsistent with any such direction received from the holders of a majority in principal amount of the debt securities.

The trustee shall be under no obligation to exercise any of the rights or powers vested in it by the indentures at the request, order or direction of any of the holders of any debt securities or related coupons pursuant to the provisions of the indentures, unless such holders shall have offered to the trustee security or indemnity reasonably satisfactory to it against the losses, costs, expenses and liabilities which might be incurred by it in compliance with such request, order or direction. Except to enforce the right to receive payment of principal, premium, if any, or interest, no holder of a debt security will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture, or for the appointment of a receiver or trustee, or for any other remedy under the indenture unless:

•	such holder has previously given the trustee written notice of a continuing event of default;

•	holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made a written request to the trustee to institute proceedings in respect of such event of default in its own name as trustee under the indenture;

•	such holders provide to the trustee reasonable indemnity acceptable to the trustee against the costs, expenses and liabilities to be incurred with such request;

•	the trustee has failed to institute a proceeding within 60 days after its receipt of the notice, request and offer of indemnity; and

•	the holders of a majority in aggregate principal amount of the outstanding debt securities do not give the trustee a direction inconsistent with the request within such 60-day period.

Each indenture requires the applicable trustee to notify the holders of a series regarding the existence of any default known to the trustee, unless the default has been cured or waived. In addition, except in the case of a default in payment of principal of or interest on any debt security or the payment of any sinking or purchase fund installment, the trustee may withhold notice of a default if and so long as the trustee in good faith determines that withholding the notice is in the interests of the holders of the debt securities. Furthermore, the trustee shall not provide notice of default to the holders of debt securities following our failure to duly observe or perform any of the covenants or agreements contained in the debt securities or indenture (other than certain payment obligations)

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unless at least 30 days after the occurrence thereof. For purposes of these requirements, a “default” means any event which is, or after notice or lapse of time or both would become, an event of default under the indentures with respect to the debt securities of such series.

We are required to deliver to the trustee, within 120 days after the end of each fiscal year, commencing with the year during which the first series of debt securities is issued under an indenture, a written statement signed by certain officers regarding our performance under the indenture throughout the year and specifying any known default in the fulfilment of any of our obligations under the indenture, together with certain additional details regarding any such known default.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in a prospectus supplement with respect to a particular series of debt securities, we will not merge into or consolidate with any other corporation, or sell or convey all or substantially all of our assets to any person, firm, or corporation, unless:

•	either we are the continuing corporation or the successor corporation is a corporation organized and existing under the laws of the United States or a state thereof or the District of Columbia and expressly assumes the due and punctual payment of the principal, premium, if any, and interest on all the debt securities according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of the indenture to be performed by us by supplemental indenture, executed and delivered to the trustee by such successor corporation;

•	neither we nor such successor corporation, immediately after giving effect to such merger, consolidation, sale or conveyance, will be in default in the performance of any covenant or condition under the applicable indenture; and

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that the transaction complies with the terms of the applicable indenture and that all conditions precedent in such indenture provided for relating to such transaction have been complied with.

In the case of any such consolidation or merger, sale or conveyance and upon any such assumption by the successor corporation, the successor corporation shall succeed to, and be substituted for, us under the applicable indenture with the same effect as if it had been an original party to such indenture.

Certain Covenants

The applicable prospectus supplement will describe any restrictive covenants applicable to any debt securities we offer for sale.

Modification of the Indenture

Unless we indicate otherwise in a prospectus supplement and except as set forth below, modification and amendment of an indenture, or entry into a supplemental indenture applicable to the debt securities, may be made only when authorized by our board of directors and with the consent of the holders of not less than a majority in principal amount of the debt securities outstanding affected by such supplemental indenture, voting together as a single class.

Notwithstanding the foregoing, no modification or amendment of an indenture as applicable to any series of debt securities may:

•	extend the fixed maturity of any debt security, or reduce the principal amount thereof or premium, if any, or reduce the rate or extend the time of payment of interest thereon, without the consent of the holder of each debt security so affected;

•	reduce the percentage in principal amount of outstanding debt securities that is required for any supplemental indenture without the consent of the holders of all debt securities then outstanding;
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•	modify the subordination provisions in a manner adverse to the holders of any debt security; or

•	modify any of the applicable provisions with respect to modification and waiver.

In addition, we and the trustee may modify or amend the indentures as applicable to the debt securities, with the consent of our board of directors but without the consent of any holder of the debt securities, for any of the following purposes:

•	to evidence the succession of another corporation to the Company, or successive successions, and provide for the successor’s assumption of our covenants, agreements and obligations under the indentures and the debt securities issued thereunder;

•	to add further covenants, restrictions, conditions or provisions as our board of directors considers to be for the protection of the holders of the debt securities, and to make the occurrence, or the occurrence and continuance, of a default in any of such additional covenants, restrictions, conditions or provisions an event of default permitting the enforcement of all or any of the remedies provided under the applicable indenture, with such period of grace and subject to such conditions as such supplemental indenture may provide;

•	to add or change any of the provisions of the indenture to provide that Bearer Securities may be registrable as to principal, to change or eliminate any restrictions on the payment of principal of or any premium or interest on Bearer Securities, to permit Bearer Securities to be issued in exchange for Registered Securities, to permit Bearer Securities to be issued in exchange for Bearer Securities of other authorized denominations or to permit or facilitate the issuance of debt securities in uncertificated form; provided, that any such action shall not adversely affect the interests of the holders of the debt securities or any related coupons in any material respect;

•	to modify, eliminate or add provisions of the indenture to such extent as necessary in order to effect the qualification of the applicable indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), or any similar federal statute thereafter enacted, and to add such other provisions as may be expressly permitted by the Trust Indenture Act, excluding Section 316(a)(2) thereof or any corresponding provision in any similar federal statute hereafter enacted;

•	to modify, eliminate or add to any provisions of the indenture; provided that any such change or elimination (i) becomes effective only when there are no outstanding debt securities and created prior to the execution of such supplemental indenture that is entitled to the benefit from such provision or (ii) does not apply to any outstanding debt security;

•	(i) to cure any ambiguity or to correct or supplement any provision in the indenture or any supplemental indenture which may be defective or inconsistent with any other provision, (ii) to convey, transfer, assign, mortgage or pledge any property to or with the trustee or (iii) to make such other provisions in regard to matters or questions arising under the indenture; provided, that no such provision shall adversely affect in any material respect the interests of the holders of the debt securities or any related coupons, including provisions necessary or desirable to provide for or facilitate the administration of the trusts;

•	to secure any series of debt securities; and

•	to evidence and provide for the acceptance and appointment by a successor trustee with respect to the debt securities of one or more series and to add or change any provisions of the indenture as necessary to provide for or facilitate the administration of the trusts.

The trustee shall not be obligated to enter into any amendment or supplemental indenture that adversely affects the trustee’s own rights, duties or immunities under the applicable indenture or otherwise.

Subject to the requirements for the holders to waive a default related to bankruptcy events, defaults related to covenants or provisions that cannot be modified without the consent of each affected holder, and the rights of any holder of a debt security to receive payment of principal of, premium, if any, on and interest on such debt

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securities, holders of a majority in aggregate principal amount of the debt securities voting as a single class of such series or of all debt securities, as the case may be, then outstanding may waive all defaults with respect to that series or with respect to all securities treated as a single class and rescind and annul such declaration and its consequences, but no waiver or rescission and annulment will extend to or affect any subsequent default.

Outstanding Debt Securities; Determinations of Holders’ Actions

Debt securities outstanding at any time are the debt securities authenticated and delivered by the trustee except for those cancelled by the trustee or delivered to the trustee for cancellation, those debt securities, or portions thereof, for which we have deposited in trust with the trustee or any paying agent a sufficient amount of money for the payment or redemption thereof, those debt securities that have been defeased under the indenture, and those debt securities that have been exchanged for other debt securities issued under the indenture or that have been mutilated, destroyed, lost or stolen and replaced by the trustee. A debt security does not cease to be outstanding because we or an affiliate of ours holds the debt security; provided, that in determining whether the holders of the requisite aggregate principal amount of debt securities have given or concurred in any request, demand, authorization, notice, direction, consent or waiver, debt securities owned by us, any other obligor of the debt securities or any other person directly or indirectly controlling or controlled by or under direct or indirect common control with us or any other obligor on the debt securities, will be disregarded and deemed not to be outstanding for the purpose of any such determination, except for determining whether the trustee shall be protected in relying on any such request, demand, authorization, direction, notice, consent or waiver, only debt securities which the trustee knows are so owned will be so disregarded, and debt securities that have been pledged in good faith may also be regarded as outstanding under certain circumstances.

Satisfaction and Discharge

Each indenture may be discharged and cease to be of further effect as to the applicable debt securities, when:

•	either:

•	all debt securities of any series that have been authenticated and all coupons, if any, appertaining thereto have been delivered to the trustee for cancellation, except (i) coupons on Bearer Securities that meet certain conditions, (ii) debt securities and coupons that have been destroyed, lost or stolen and that have been replaced or paid as provided in the indenture, (iii) coupons relating to debt securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, and (iv) debt securities and coupons for which payment has been deposited in trust or segregated and held in trust by us and thereafter repaid to us or discharged from such trust; or

•	all debt securities and certain coupons discussed above that have not been delivered to the trustee for cancellation (i) have become due and payable, (ii) are by their terms due and payable within one year or (iii) are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and in the case of clauses (i) and (iii) in the preceding bullet point, we have deposited or caused to be deposited with the trustee as trust funds the entire amount (other than moneys repaid by the trustee or any paying agent to us under the terms of the indenture) sufficient to pay at maturity or upon redemption all debt securities of such series and coupons not delivered to the trustee for cancellation, including principal (and premium, if any) and any interest due or to become due to such date of maturity or date of redemption;

•	we have paid or caused to be paid all other sums payable by us under the applicable indenture with respect to the debt securities;

•	upon demand of and at our cost and expense, the trustee has executed instruments reasonably requested by us acknowledging the satisfaction and discharge of the applicable indenture with respect to the debt securities; and

•	we have delivered to the trustee an officer’s certificate and an opinion of counsel stating that the conditions precedent to the satisfaction and discharge of the debt securities have been complied with.
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Legal Defeasance and Covenant Defeasance

Legal Defeasance

Under the terms of the indentures and unless otherwise provided in a supplemental indenture, we will be deemed to have paid and will be discharged from any and all obligations in respect of the debt securities after we have made the deposit referred to below and the conditions precedent and subsequent set forth below are satisfied, and the provisions of the applicable indenture will cease to be applicable with respect to the debt securities (except for, among other matters, certain rights of the holders to receive payments of principal, premium and interest when due on such debt securities from the trust fund, and our obligations to register the transfer of or exchange of the debt securities, prepare temporary debt securities, replace stolen, lost or mutilated debt securities, maintain paying agents and hold funds for payment in trust, and rights, powers, trusts, duties and immunities with respect to the trustee) if:

•	we have irrevocably deposited or caused to be deposited with the trustee, in trust, money in an amount and/or non-callable or non-redeemable government securities that will provide funds in amount sufficient, in the opinion of a nationally recognized public accounting firm expressed in a written certification delivered to the trustee, to pay the principal of, premium, if any, and accrued interest on the debt securities until maturity or redemption in accordance with the terms of the applicable indenture and any mandatory sinking fund payments or analogous payments applicable to such debt securities;

•	no default or event that after notice or lapse of time, or both, would become a default with respect to such debt securities, will have occurred and be continuing on the date of such deposit, or insofar as events of default due to certain events of bankruptcy, insolvency or reorganization in respect of us are concerned, during the period ending on the 123rd day after the date of such deposit or, if longer, ending on the day following the expiration of the longest preference period applicable to the company with respect to such deposit;

•	such defeasance or covenant defeasance does not (i) cause the trustee for the debt securities to have a conflicting interest under the terms of the indenture or the Trust Indenture Act or (ii) result in the trust arising from such deposit to constitute, unless it is qualified, a regulated investment company under the Investment Company Act of 1940, as amended;

•	such defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under, the indenture or any other agreement or instrument to which we are a party or by which we are bound;

•	such defeasance or covenant defeasance does not cause any debt securities of such series then listed on any registered national securities exchange under the Exchange Act to be delisted;

•	we have delivered to the trustee an opinion of counsel stating that (i) we have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of the indenture there has been a change in the applicable United States federal income tax law to the effect that, and based thereon, holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance had not occurred;

•	such defeasance is effected in compliance with any terms, conditions or limitations which may be imposed on the Company in connection with a supplemental indenture or board resolutions establishing such series of debt securities; and

•	we shall have delivered to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent and subsequent provided for in the indenture relating to the defeasance have been complied with.
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Covenant Defeasance

Under the terms of the indentures and unless as otherwise provided in a supplemental indenture, we will not need to comply with certain restrictive covenants, and the provisions of the applicable indenture will cease to be applicable with respect to an event of default under the debt securities other than an event of default due to our failure to pay the principal of or interest on the debt securities when due, upon:

•	the satisfaction of the conditions described above in “–Legal Defeasance and Covenant Defeasance – Legal Defeasance,” other than with respect to the sixth bullet point; and

•	our delivery to the trustee of an opinion of counsel to the effect that the holders of the debt securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such covenant defeasance and will be subject to United States federal income tax on the same amount and in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred.

If we exercise our option to omit compliance with certain provisions of the applicable indenture as described in the immediately preceding paragraph and the debt securities are declared due and payable because of the occurrence of an event of default that remains applicable, the amount of money and/or non-callable government securities on deposit with the trustee may not be sufficient to pay amounts due on the debt securities at the time of acceleration resulting from such event of default. In such event, we will remain liable for such payments.

Limitation on Individual Liability

No incorporator or past, present or future stockholder, officer or director of ours or any successor corporation, as such, will have any liability for any obligations, covenants or agreements of ours under the debt securities or the indentures or because of any indebtedness evidenced thereby. Each holder of a debt security, by accepting a debt security waives and releases such liability. The waiver and release are part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Trustee

The accompanying prospectus supplement will specify the trustee for the particular series of debt securities to be issued under the indentures.

At all times, the trustee must be a corporation organized and doing business under the laws of the United States or any state or territory thereof or of the District of Columbia, with authority to exercise corporate trust powers, be subject to the supervision or examination by federal, state, territorial or District of Columbia authority, have at all times a combined capital and surplus of not less than $50,000,000 and not be the Company or any person directly or indirectly controlled or controlled by or under common control with the Company.

If the trustee acquires any conflicting interest, as defined in the Trust Indenture Act, with respect to the debt securities, within 90 days after the trustee has acquired a conflicting interest, which has not been cured or waived, the trustee would generally be required by the Trust Indenture Act to eliminate that conflicting interest or resign as trustee with respect to the debt securities issued under the applicable indenture. If the trustee resigns, we are required to appoint a successor trustee with respect to the affected securities promptly. The trustee and/or certain of its affiliates may provide banking, investment and other services to us.

Notices

Any notices required to be given to the holders of the debt securities will be given by mail to the addresses of the holders in the security register.

Governing Law

The indentures and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York. The indentures will be subject to the provisions of the Trust Indenture Act that are required to be part of the indentures and will, to the extent applicable, be governed by such provisions.

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Book-Entry Delivery and Settlement

Global Debt Securities

We will issue any debt securities in the form of one or more global debt securities in definitive, fully registered, book-entry form. The global debt securities will be deposited with or on behalf of DTC, and registered in the name of Cede & Co., as nominee of DTC. Beneficial interests in the global debt securities will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global debt securities through DTC.

DTC has advised us that:

•	DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•	DTC holds securities that its participants deposit with DTC and facilitates the post-trade settlement among participants of sales and other securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of security certificates.

•	Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations.

•	DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•	Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

We have provided the description of the operations and procedures of DTC in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, any underwriters or any trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•	upon deposit of the global debt securities with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by any underwriters with portions of the principal amounts of the global debt securities; and

•	ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global debt security to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person

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having an interest in debt securities represented by a global debt security to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global debt security, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global debt security for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global debt security will not be entitled to have debt securities represented by that global debt security registered in their names, will not receive or be entitled to receive physical delivery of certificated debt securities and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global debt security must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global debt security.

Neither we nor any trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global debt securities will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global debt security, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global debt security as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global debt security held through such participants will be governed by standing instructions and customary practice as is currently the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Settlement Procedures

Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds.

Certificated Debt Securities

Individual certificates in respect of any debt securities will not be issued in exchange for the global debt securities, except in very limited circumstances. We will issue or cause to be issued certificated debt securities to each person that DTC identifies as the beneficial owner of the debt securities represented by a global debt security upon surrender by DTC of the global debt security if:

•	DTC notifies us that it is no longer willing or able to act as a depositary for such global debt security or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated debt securities; or

•	subject to DTC’s procedures, we determine not to have the debt securities of such series represented by a global debt security.

Neither we nor any trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and any trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of any certificated debt security to be issued.

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DESCRIPTION OF DEPOSITARY SHARES

We may elect to offer fractional interests in shares of our preferred stock, in which case we will issue receipts for depositary shares and each depositary share will represent a fraction of a share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement. The following summary of the terms of the depositary shares does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the terms of the depositary shares and our preferred stock, as well as the form of the deposit agreement, depositary receipts, our articles and any amendments thereto relating to the applicable series of our preferred stock that will be filed with the SEC. Therefore, you should carefully consider the actual provisions in these documents.

General

Each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in shares of our preferred stock underlying that depositary share, to all rights and preferences of our preferred stock underlying that depositary share. These rights may include dividend, voting, redemption and liquidation rights.

The shares of our preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary, under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares. The name and address of the principal executive office of the depositary will be included in the prospectus supplement relating to the issue.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which will require holders to take certain actions, such as filing proof of residence and paying certain charges.

Dividends and Other Distributions

The depositary will distribute cash dividends or other cash distributions, if any, received in respect of the series of our preferred stock underlying the depositary shares to the record holders of depositary receipts in proportion to the number of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for our preferred stock.

In the event of a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary receipts that are entitled to receive the distribution, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary, with our approval, may adopt another method for the distribution, including selling the property and distributing the net cash proceeds to the holders.

Liquidation Preference

If a series of our preferred stock underlying the depositary shares has a liquidation preference, in the event of our voluntary or involuntary liquidation, dissolution or winding-up, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of our preferred stock, as set forth in the applicable prospectus supplement.

Redemption

If a series of our preferred stock underlying the depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of our preferred stock held by the depositary. Whenever we redeem any of our preferred stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing our preferred stock so redeemed. The depositary will mail the notice of redemption to the record holders of the depositary receipts promptly upon receiving the notice from us, unless otherwise provided in the applicable prospectus supplement, prior to the date fixed for redemption of our preferred stock.

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After the date fixed for redemption, the depositary shares called for redemption will no longer be outstanding. When the depositary shares are no longer outstanding, all rights of the holders will terminate, except the right to receive money, securities or other property payable upon redemption.

Voting

Upon receipt of notice of any meeting at which the holders of our preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts underlying our preferred stock. Each record holder of those depositary receipts on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of our preferred stock underlying that holder’s depositary shares. The record date for the depositary will be the same date as the record date for our preferred stock. The depositary will try, as far as practicable, to vote the shares of our preferred stock underlying the depositary shares in accordance with these instructions. We will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to vote our preferred stock in accordance with these instructions. The depositary will not vote our preferred stock to the extent that it does not receive specific instructions from the holders of depositary receipts.

Withdrawal of Preferred Stock

Owners of depositary shares will be entitled to receive, upon surrender of depositary receipts at the principal office of the depositary and payment of any unpaid amount due to the depositary, the number of whole shares of our preferred stock underlying their depositary shares.

Partial shares of our preferred stock will not be issued. Holders of our preferred stock will not be entitled to deposit the shares under the deposit agreement or to receive depositary receipts evidencing depositary shares for our preferred stock.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between the depositary and us. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of at least a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of our preferred stock in connection with our dissolution and such distribution has been made to all holders of depositary shares.

Charges of Depositary

We will pay all United States transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangement. We will also pay charges of the depositary in connection with:

•	the initial deposit of our preferred stock;

•	the initial issuance of the depositary shares;

•	any redemption of our preferred stock; and

•	all withdrawals of our preferred stock by owners of depositary shares.
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Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and other specified charges as provided in the deposit agreement for their accounts. If these charges have not been paid, the depositary may:

•	refuse to transfer depositary shares;

•	withhold dividends and distributions; and

•	sell the depositary shares evidenced by the depositary receipt.

Miscellaneous

The depositary will forward to the holders of depositary receipts all reports and communications we deliver to the depositary that we are required to furnish to the holders of our preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of our preferred stock.

Neither we nor the depositary will be liable if either we or the depositary are prevented or delayed by law or any circumstance beyond the control of either the depositary or us in performing our respective obligations under the deposit agreement. Our obligations and the depositary’s obligations will be limited to the performance in good faith of our or the depositary’s respective duties under the deposit agreement. Neither we nor the depositary will be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or our preferred stock unless satisfactory indemnity is furnished. The depositary and we may rely on:

•	written advice of counsel or accountants;

•	information provided by holders of depositary receipts or other persons believed in good faith to be competent to give such information; and

•	documents believed to be genuine and to have been signed or presented by the proper party or parties.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering a notice to us. We may remove the depositary at any time. Any such resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice for resignation or removal. The successor depositary must be a bank and trust company having its principal office in the United States of America and having a combined capital and surplus of at least $50,000,000.

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DESCRIPTION OF WARRANTS

General

We may issue warrants in one or more series to purchase debt securities, common stock, preferred stock or any combination of these securities. Warrants may be issued independently or together with any underlying securities and may be attached to or separate from the underlying securities. We will issue each series of warrants under a separate warrant agreement to be entered into between us and a warrant agent. The warrant agent will act solely as our agent in connection with the warrants of such series and will not assume any obligation or relationship of agency for or on behalf of holders or beneficial owners of warrants. The following sets forth some of the general terms and provisions of the warrants. Further terms of the warrants and the applicable warrant agreement will be stated in the applicable prospectus supplement. The following description and any description of the warrants in a prospectus supplement are not complete and are subject to and qualified in their entirety by reference to the terms and provisions of the warrant agreement and related form of warrant certificate representing the warrants, which we will file with the SEC in connection with an issuance of any warrants.

The applicable prospectus supplement will describe the terms of any warrants, including the following, as may be applicable:

•	the title of the warrants;

•	the total number of warrants to be issued;

•	the consideration for which we will issue the warrants, including the applicable currency or currencies;

•	anti-dilution provisions to adjust the number or amount of shares of our common stock or other securities to be delivered upon exercise of the warrants;

•	the designation and terms of the underlying securities purchasable upon exercise of the warrants;

•	the price at which and the currency or currencies in which investors may purchase the underlying securities purchasable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the procedures and conditions relating to the exercise of the warrants;

•	whether the warrants will be in registered or bearer form;

•	information with respect to book-entry registration and transfer procedures, if any;

•	the minimum or maximum amount of warrants that may be exercised at any one time;

•	the designation and terms of the underlying securities with which the warrants are issued and the number of warrants issued with each underlying security;

•	the date on and after which the warrants and securities issued with the warrants will be separately transferable;

•	a discussion of material United States federal income tax considerations;

•	the identity of the warrant agent; and

•	any other terms of the warrants, including terms, procedures and limitations relating to the exchange, transfer and exercise of the warrants.

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Warrant certificates may be exchanged for new warrant certificates of different denominations, and warrants may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. Prior to the exercise of their warrants, holders of warrants exercisable for shares of our common stock or preferred stock will not have any rights of holders of our common stock or preferred stock purchasable upon such exercise, including any rights to vote such shares or to receive any distributions or dividends thereon.

Exercise of Warrants

A warrant will entitle the holder to purchase for cash an amount of securities at an exercise price that will be stated in, or that will be determinable as described in, the applicable prospectus supplement. Warrants may be exercised at any time prior to the close of business on the expiration date and in accordance with the procedures set forth in the applicable prospectus supplement. Upon and after the close of business on the expiration date, unexercised warrants will be void and have no further force, effect or value.

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DESCRIPTION OF PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts for the purchase or sale of common stock, preferred stock or debt securities issued by us as specified in the applicable prospectus supplement. Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase on specified dates, such securities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the securities otherwise deliverable, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract. The price per security and the number of securities may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the applicable purchase contracts.

The purchase contracts may be issued separately or as part of units consisting of a purchase contract and debt securities, or any other securities offered under this prospectus and described in the applicable prospectus supplement or any combination of the foregoing, securing the holders’ obligations to purchase the securities under the purchase contracts, which we refer to herein as purchase units. The purchase contracts may require holders to secure their obligations under the purchase contracts in a specified manner. The purchase contracts also may require us to make periodic payments to the holders of the purchase contracts or the purchase units, as the case may be, or vice versa, and those payments may be unsecured or pre-funded on some basis.

The prospectus supplement relating to any offering of purchase contracts or purchase units will contain the specific terms of the purchase contracts or purchase units. These terms may include, without limitation, the following:

•	whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts or purchase units;

•	a discussion of the material United States federal income tax considerations applicable to the purchase contracts or purchase units;

•	whether the purchase contracts or purchase units will be issued in fully registered or global form; and

•	any other terms of the purchase contracts or purchase units and any securities subject to such purchase contracts.

The description in the applicable prospectus supplement of any purchase contracts and purchase units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable purchase contract or unit agreement, which will be filed with the SEC in connection with any offering of such securities.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock or debt securities. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities that have not been subscribed for after such offering.

The applicable prospectus supplement will describe the specific terms of any offering of subscription rights for which this prospectus is being delivered, including the following:

•	the price, if any, for the subscription rights;

•	the exercise price payable for each share of our common stock or preferred stock or for debt securities upon the exercise of the subscription rights;

•	the number of subscription rights issued to each stockholder;

•	the number and terms of each share of our common stock or preferred stock or debt securities that may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	the conditions to completion of the offering of subscription rights;

•	any provisions for adjustment of the number or amount of securities receivable upon exercise of the subscription rights or the exercise price of the subscription rights;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights will commence, and the date on which the subscription rights will expire;

•	the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable subscription rights agreement and subscription rights certificate, which will be filed with the SEC in connection with any offering of subscription rights.

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DESCRIPTION OF UNITS

We may issue units comprised of any combination of two or more of the other securities described in this prospectus and as specified in the applicable prospectus supplement. Each unit will be issued so that the holder of the unit is also the holder, with rights and obligations of a holder, of each security included in the unit. The units may be issued under unit agreements to be entered into between us and a unit agent.

The applicable prospectus supplement will specify the terms of the units, including:

•	the designation and terms of the units and of any of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

•	a description of the terms of any unit agreement governing the units;

•	a description of the provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	a discussion of material United States federal income tax considerations, if applicable; and

•	whether the units, if issued as a separate security, will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and is subject to, and will be qualified in its entirety by reference to, the applicable unit agreement, which will be filed with the SEC in connection with any offering of units.

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PLAN OF DISTRIBUTION

We may sell the securities offered under this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters, dealers or agents or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions (or in any combination) at:

•	a fixed price or prices, which may be changed;

•	market prices prevailing at the time of sale;

•	prices related to the prevailing market price; or

•	negotiated prices.

For each type and series of securities offered, the applicable prospectus supplement will set forth the terms of the offering, including, without limitation:

•	the public offering price;

•	the names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them, if any;

•	any delayed delivery arrangements;

•	the proceeds from the sale of securities to us and the use of proceeds from the sale of the securities;

•	any underwriting discounts, concessions, commissions, agency fees or other compensation payable to underwriters, dealers or agents;

•	any discounts or concessions allowed or re-allowed or repaid to dealers;

•	estimated offering expenses; and

•	the securities exchanges on which the securities will be listed, if any.

We may grant underwriters options to purchase additional securities at the public offering price, with additional underwriting commissions or discounts, as applicable, set forth in the prospectus supplement. The terms of any such option will be set forth in the prospectus supplement for those securities.

Underwriters or agents may make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an “at-the-market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on Nasdaq, the existing trading market for our common stock, or sales made to or through a market maker other than on an exchange.

We may issue to our existing security holders, though a dividend or similar distribution, rights to purchase shares of our common stock or preferred stock, which may or may not be transferable. In any distribution of rights to our existing security holders, if all of the underlying securities are not subscribed for, we may then sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to facilitate the distribution of the unsubscribed securities. The applicable prospectus supplement will describe the specific terms of any offering of our common stock or preferred stock through the issuance of rights including, if applicable, the material terms of any standby underwriting agreement or purchase agreement.

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Sales Through Underwriters, Dealers or Agents; Direct Sales

If we use underwriters in any sale of securities offered under this prospectus, the underwriters will buy the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may then resell the securities in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale or thereafter. Unless otherwise indicated in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions and the underwriters will be obligated to purchase all the securities offered if they purchase any securities. The public offering price for the securities and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

If we use dealers in any sale of securities offered under this prospectus, the securities will be sold to such dealers as principals. The dealers may then resell the securities to the public at varying prices to be determined by such dealers at the time of resale.

If agents are used in any sale of securities offered under this prospectus, they will use their reasonable best efforts to solicit purchases for the period of their appointment or to sell our securities on a continuing basis. If required, the prospectus supplement relating to any particular offering of securities will name any agents designated to solicit offers and will include information about any commissions they may be paid in that offering.

If securities offered under this prospectus are sold directly, no underwriters, dealers or agents would be involved.

We are not making an offer of securities in any state that does not permit such an offer. If we sell securities through dealers or agents, or directly, the terms of any such sales will be described in the applicable prospectus supplement.

Delayed Delivery Contracts

We may authorize underwriters, dealers or agents to solicit offers from certain institutions whereby the institution contractually agrees to purchase the securities offered under this prospectus from us on a future date at a specific price. This type of contract may be made only with institutions that we specifically approve. Such institutions could include banks, insurance companies, pension funds, investment companies and educational and charitable institutions. The underwriters, dealers or agents will not be responsible for the validity or performance of these contracts. The prospectus supplement relating to the contracts will set forth the price to be paid for offered securities pursuant to such contracts, the commission payable for solicitation of the contracts and the date or dates in the future for delivery of offered securities pursuant to the contracts.

Market Making, Stabilization and Other Transactions

Each issue of a new series of securities, other than issuances of our common stock, will not have an established trading market, except as indicated in the applicable prospectus supplement. Unless indicated in the applicable prospectus supplement, we do not expect to list the offered securities on a securities exchange, except for our common stock, which is listed on Nasdaq. We can provide no assurance as to whether any of our securities will have a liquid trading market.

In order to facilitate the offering of any of the securities offered under this prospectus, the underwriters with respect to any such offering may, as described in the prospectus supplement and in accordance with applicable law, engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on these securities. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of preventing or delaying a decline in the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions. Any of these activities may have the effect of raising or maintaining the market price of our

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securities or preventing or delaying a decline in the market price of our securities. As a result, the market price of the securities may be higher than it otherwise would be in the absence of these transactions. The underwriters are not required to engage in these activities, and may end any of these activities at any time, all as described in the applicable prospectus supplement.

Any person participating in the distribution of securities will be subject to applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M, which may limit the timing of transactions involving the securities offered under this prospectus. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of such securities to engage in market-making activities with respect to the particular securities being distributed. All of the above may affect the marketability of the securities offered under this prospectus and the ability of any person or entity to engage in market-making activities with respect to such securities.

Derivative Transactions and Hedging

We, the underwriters or other agents engaged by us may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters or agents may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters or agents. The underwriters or agents may effect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters or agents may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

General Information

We expect that any agreements we may have with underwriters, dealers and agents will include provisions indemnifying them against certain civil liabilities, including certain liabilities under the Securities Act, or providing for contribution with respect to payments that they may be required to make. An underwriter, dealer or agent, or any of their affiliates, may be a customer of, or otherwise engage in transactions with or perform services for us in the ordinary course of business.

The specific terms of any lock-up provisions with respect to any given offering will be described in the applicable prospectus supplement.

Under the securities laws of various states, the securities offered under this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in various states the securities offered under this prospectus may not be offered and sold unless such securities have been registered or qualified for sale in the state or an exemption from such registration or qualification is available. We are not making an offer of securities in any state that does not permit such an offer.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities will be passed upon for us by Covington & Burling LLP, New York, N.Y. If legal matters are passed upon by counsel for the underwriters, dealers or agents, if any, such counsel will be named in the prospectus supplement relating to such offering.

EXPERTS

 The consolidated financial statements of Five Star Bancorp and its subsidiary incorporated in this prospectus by reference from Five Star Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2021 have been audited by Moss Adams LLP, an independent registered public accounting firm, as stated in their report which is incorporated by reference herein. Such consolidated financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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3,450,000 Shares

Common Stock

Prospectus Supplement

Bookrunner
Keefe, Bruyette & Woods A Stifel Company

Co-Managers
Stephens Inc.		D.A. Davidson & Co.

March 28, 2024